                                                                     Exhibit 4.1

                                                                  EXECUTION COPY

================================================================================

                               Henry Schein, Inc.

                                       TO

                              The Bank of New York,
                                            Trustee

                               -----------------

                                    INDENTURE

                           Dated as of August 9, 2004

                                -----------------

                                  $ 240,000,000

               3.00% Convertible Contingent Senior Notes due 2034

================================================================================

     CERTAIN SECTIONS OF THIS INDENTURE RELATING TO SECTIONS 310 THROUGH 318
                       OF THE TRUST INDENTURE ACT OF 1939:

TRUST INDENTURE
  ACT SECTION                                                                   INDENTURE SECTION
  -----------                                                                   -----------------
Section 310(a)(1)   .......................................................        609
           (a)(2)   .......................................................        609
           (a)(3)   .......................................................        Not Applicable
           (a)(4)   .......................................................        Not Applicable
           (b)      .......................................................        608
                                                                                   610
Section 311(a)      .......................................................        613
           (b)      .......................................................        613
Section 312(a)      .......................................................        701
                                                                                   702
           (b)      .......................................................        702
           (c)      .......................................................        702
Section 313(a)      .......................................................        703
           (b)      .......................................................        703
           (c)      .......................................................        703
           (d)      .......................................................        703
Section 314(a)      .......................................................        704
           (a)(4)   .......................................................        101
                                                                                   1004
           (b)      .......................................................        Not Applicable
           (c)(1)   .......................................................        104
           (c)(2)   .......................................................        104
           (c)(3)   .......................................................        Not Applicable
           (d)      .......................................................        Not Applicable
           (e)      .......................................................        104
Section 315(a)      .......................................................        601
           (b)      .......................................................        602
           (c)      .......................................................        601
           (d)      .......................................................        601
           (e)      .......................................................        514
Section 316(a)      .......................................................        101
           (a)(1)(A).......................................................        502
                                                                                   512
           (a)(1)(B).......................................................        513
           (a)(2)   .......................................................        Not Applicable
           (b)      .......................................................        508
           (c)      .......................................................        106
Section 317(a)(1)   .......................................................        503
           (a)(2)   .......................................................        504
           (b)      .......................................................        1003
Section 318(a)      .......................................................        103

-------------------
Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

                                TABLE OF CONTENTS

                                                                                                       PAGE
                                                                                                       ----
PARTIES..........................................................................................         1

RECITALS OF THE COMPANY..........................................................................         1

ARTICLE ONE  DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION.............................         1

SECTION 101.          Definitions................................................................         1
                         144A Global Security....................................................         2
                         Additional Interest.....................................................         2
                         Affiliate; control......................................................         2
                         Applicable Procedures...................................................         2
                         Authenticating Agent....................................................         2
                         Average Conversion Value................................................         2
                         Board of Directors......................................................         2
                         Board Resolution........................................................         2
                         Business Day............................................................         2
                         Capital Stock...........................................................         2
                         Certified Securities....................................................         2
                         Closing Price...........................................................         2
                         Commission..............................................................         3
                         Common Stock............................................................         3
                         Company.................................................................         3
                         Company Request; Company Order..........................................         3
                         Conversion Agent........................................................         3
                         Conversion Date.........................................................         3
                         Conversion Price........................................................         3
                         Conversion Value........................................................         3
                         Corporate Trust Office..................................................         3
                         Corporation.............................................................         3
                         Exchange Act............................................................         4
                         Ex-Dividend Time........................................................         4
                         Fundamental Change......................................................         4
                         Global Securities.......................................................         4
                         Holder..................................................................         4
                         Indebtedness............................................................         4
                         Indenture...............................................................         4
                         Initial Purchaser.......................................................         4
                         Institutional Accredited Investor.......................................         4
                         Interest................................................................         4
                         Interest Payment Date...................................................         5
                         Record Date.............................................................         5
                         Issue Date..............................................................         5
                         Issue Price.............................................................         5
                         Officers' Certificate...................................................         5
                         Opinion of Counsel......................................................         5
                         Outstanding.............................................................         5
                         Paying Agent............................................................         6

                                                                                                       PAGE
                                                                                                       ----
                         Person..................................................................         6
                         Predecessor Security....................................................         6
                         Purchase Agreement......................................................         6
                         Redemption Date.........................................................         6
                         Registration Rights Agreement...........................................         6
                         Responsible Officer.....................................................         6
                         Restricted Security.....................................................         6
                         Rule 144A...............................................................         6
                         Securities Act..........................................................         6
                         Security Register; Security Registrar...................................         7

ERROR! NOT A VALID HEADING LEVEL IN TOC ENTRY ON PAGE............................................         7
                         Subsidiary..............................................................         7
                         Trading Day.............................................................         7
                         Trading Price...........................................................         7
                         Trustee.................................................................         7
                         Trust Indenture Act.....................................................         7
                         Vice President..........................................................         8
                         Voting Stock............................................................         8
SECTION 102.          Other Definitions..........................................................         8
SECTION 103.          Trust Indenture Act........................................................         9
SECTION 104.          Compliance Certificates and Opinions.......................................         9
SECTION 105.          Form of Documents Delivered to Trustee.....................................        10
SECTION 106.          Acts of Holders; Record Dates..............................................        10
SECTION 107.          Notices, Etc., to Trustee and Company......................................        11
SECTION 108.          Notice to Holders; Waiver..................................................        12
SECTION 109.          Effect of Headings and Table of Contents...................................        12
SECTION 110.          Successors and Assigns.....................................................        12
SECTION 111.          Separability Clause........................................................        12
SECTION 112.          Benefits of Indenture......................................................        12
SECTION 113.          Governing Law..............................................................        12
SECTION 114.          Legal Holidays.............................................................        13

ARTICLE TWO SECURITY FORMS.......................................................................        13

SECTION 201.          Forms Generally............................................................        13

ARTICLE THREE THE SECURITIES.....................................................................        15

SECTION 301.          Title and Terms............................................................        15
SECTION 302.          Denominations..............................................................        15
SECTION 303.          Execution, Authentication, Delivery and Dating.............................        15
SECTION 304.          Temporary Securities.......................................................        16
SECTION 305.          Registration, Registration of Transfer and Exchange........................        16
SECTION 306.          Mutilated, Destroyed, Lost and Stolen Securities...........................        17
SECTION 307.          Persons Deemed Owners......................................................        18
SECTION 308.          Cancellation...............................................................        18
SECTION 309.          Computation of Interest....................................................        18

-------------------
Note: This table of contents shall not, for any purpose, be deemed to be a part of the Indenture.

                                                                                                       PAGE
                                                                                                       ----
SECTION 310.          Global Securities..........................................................        18
SECTION 311.          CUSIP Numbers..............................................................        23
SECTION 312.          Ranking....................................................................        23
SECTION 313.          Paying Agent and Conversion Agent..........................................        23

ARTICLE FOUR SATISFACTION AND DISCHARGE..........................................................        24

SECTION 401.          Satisfaction and Discharge of Indenture....................................        24
SECTION 402.          Application of Trust Money.................................................        24

ARTICLE FIVE REMEDIES............................................................................        25

SECTION 501.          Events of Default..........................................................        25
SECTION 502.          Acceleration of Maturity; Rescission and Annulment.........................        26
SECTION 503.          Collection of Indebtedness and Suits for Enforcement by Trustee............        27
SECTION 504.          Trustee May File Proofs of Claim...........................................        28
SECTION 505.          Trustee May Enforce Claims Without Possession of Securities................        28
SECTION 506.          Application of Money Collected.............................................        28
SECTION 507.          Limitation on Suits........................................................        29
SECTION 508.          Unconditional Right of Holders to Receive Payment and to Convert...........        29
SECTION 509.          Restoration of Rights and Remedies.........................................        30
SECTION 510.          Rights and Remedies Cumulative.............................................        30
SECTION 511.          Delay or Omission Not Waiver...............................................        30
SECTION 512.          Control by Holders.........................................................        30
SECTION 513.          Waiver of Past Defaults....................................................        31
SECTION 514.          Undertaking for Costs......................................................        31
SECTION 515.          Waiver of Stay or Extension Laws...........................................        31

ARTICLE SIX THE TRUSTEE..........................................................................        32

SECTION 601.          Certain Duties and Responsibilities........................................        32
SECTION 602.          Notice of Defaults.........................................................        32
SECTION 603.          Certain Rights of Trustee..................................................        32
SECTION 604.          Not Responsible for Recitals or Issuance of Securities.....................        33
SECTION 605.          May Hold Securities........................................................        33
SECTION 606.          Money Held in Trust........................................................        34
SECTION 607.          Compensation and Reimbursement.............................................        34
SECTION 608.          Disqualification; Conflicting Interests....................................        34
SECTION 609.          Corporate Trustee Required; Eligibility....................................        34
SECTION 610.          Resignation and Removal; Appointment of  Successor.........................        35
SECTION 611.          Acceptance of Appointment by Successor.....................................        36
SECTION 612.          Merger, Conversion, Consolidation or Succession to Business................        36
SECTION 613.          Preferential Collection of Claims Against Company..........................        36
SECTION 614.          Appointment of Authenticating Agent........................................        37

ARTICLE SEVEN HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY..................................        38

SECTION 701.          Company to Furnish Trustee Names and Addresses of Holders..................        38
SECTION 702.          Preservation of Information; Communications to Holders.....................        38
SECTION 703.          Reports by Trustee.........................................................        39

-------------------
Note: This table of contents shall not, for any purpose, be deemed to be a part of the Indenture.

                                                                                                       PAGE
                                                                                                       ----
SECTION 704.          Reports by Company.........................................................        39

ARTICLE EIGHT CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE...............................        39

SECTION 801.          Company May Consolidate, Etc., Only on Certain Terms.......................        39
SECTION 802.          Successor Substituted......................................................        40

ARTICLE NINE SUPPLEMENTAL INDENTURES.............................................................        41

SECTION 901.          Supplemental Indentures Without Consent of Holders.........................        41
SECTION 902.          Supplemental Indentures with Consent of Holders............................        42
SECTION 903.          Execution of Supplemental Indentures.......................................        42
SECTION 904.          Effect of Supplemental Indentures..........................................        43
SECTION 905.          Conformity with Trust Indenture Act........................................        43
SECTION 906.          Reference in Securities to Supplemental Indentures.........................        43

ARTICLE TEN COVENANTS............................................................................        43

SECTION 1001.         Payment of the Securities..................................................        43
SECTION 1002.         Maintenance of Office or Agency............................................        44
SECTION 1003.         Money for Security Payments to Be Held in Trust............................        44
SECTION 1004.         Statement by Officers as to Default........................................        45
SECTION 1005.         Existence..................................................................        45
SECTION 1006.         Maintenance of Properties..................................................        45
SECTION 1007.         Payment of Taxes and Other Claims..........................................        46
SECTION 1008.         Commission and Other Reports...............................................        46
SECTION 1009.         Further Instruments and Acts...............................................        46
SECTION 1010.         Delivery of Certain Information............................................        46
SECTION 1011.         Tax Treatment of Securities................................................        47

ARTICLE ELEVEN REDEMPTION OF SECURITIES; REPURCHASE OF SECURITIES AT THE OPTION OF THE HOLDER....        47

SECTION 1101.         Right to Redeem; Notices to Trustee........................................        47
SECTION 1102.         Selection of Securities to Be Redeemed.....................................        47
SECTION 1103.         Notice of Redemption.......................................................        48
SECTION 1104.         Effect of Notice of Redemption.............................................        49
SECTION 1105.         Deposit of Redemption Price................................................        49
SECTION 1106.         Securities Redeemed in Part................................................        49
SECTION 1107.         Purchase of Securities at Option of the Holder.............................        49
SECTION 1108.         Purchase of Securities at Option of the Holder upon Fundamental Change.....        52
SECTION 1109.         Effect of Purchase Notice or Repurchase Notice.............................        53
SECTION 1110.         Deposit of Purchase Price..................................................        54
SECTION 1111.         Securities Purchased in Part...............................................        55
SECTION 1112.         Covenant to Comply With Securities Laws Upon Purchase of Securities........        55
SECTION 1113.         Repayment to the Company...................................................        55

ARTICLE TWELVE CONVERSIONS.......................................................................        56

SECTION 1201.         Conversion Privilege.......................................................        56

-------------------
Note: This table of contents shall not, for any purpose, be deemed to be a part of the Indenture.

                                                                                                       PAGE
                                                                                                       ----
SECTION 1202.         Conversion Procedure; Conversion Price; Fractional Shares..................        58
SECTION 1203.         Adjustments of Conversion Rate for Common Stock............................        59
SECTION 1204.         Consolidation or Merger of the Company.....................................        67
SECTION 1205.         Notice of Adjustment.......................................................        68
SECTION 1206.         Notice in Certain Events...................................................        69
SECTION 1207.         Company to Reserve Stock; Registration; Listing............................        69
SECTION 1208.         Taxes on Conversion........................................................        70
SECTION 1209.         Conversion After Interest Payment Record Date..............................        70
SECTION 1210.         Payment Upon Conversion....................................................        71
SECTION 1211.         Company Determination Final................................................        72
SECTION 1212.         Responsibility of Trustee for Conversion Provisions........................        72

ARTICLE THIRTEEN  MAKE WHOLE PREMIUM.............................................................        72

SECTION 1301.         Make Whole Premium.........................................................        72
SECTION 1302.         Adjustments Relating to Make Whole Premium.................................        75

TESTIMONIUM......................................................................................        97

SIGNATURES AND SEALS.............................................................................        98

-------------------
Note: This table of contents shall not, for any purpose, be deemed to be a part of the Indenture.

      INDENTURE, dated as of August 9, 2004, between Henry Schein, Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company"), having its principal office at 135 Duryea Road, Melville, New York 11747, and The Bank of New York, a banking corporation duly organized and existing under the laws of the State of New York, as Trustee (herein called the "Trustee").

                             RECITALS OF THE COMPANY

      The Company has duly authorized the creation of an issue of its 3.00% Convertible Contingent Senior Notes due 2034 (herein called the "Securities") of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.

      All things necessary to make the Securities, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Indenture a valid agreement of the Company, in accordance with their and its terms, have been done.

      NOW, THEREFORE, THIS INDENTURE WITNESSETH:

      For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

                                   ARTICLE ONE

             Definitions and Other Provisions of General Application

            SECTION 101. Definitions.

      For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

            (1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

            (2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

            (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles as in effect from time to time;

            (4) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.;

            (5) "or" is not exclusive; and

            (6) "including" means including, without limitation.

      "144A Global Security" means a permanent Global Security in the form of the Security attached hereto as Exhibit A-1, and that is deposited with and registered in the name of the Depositary, representing Securities sold in reliance on Rule 144A under the Securities Act.

      "Additional Interest" shall have the meaning specified in the Registration Rights Agreement.

      "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

      "Applicable Procedures" means, with respect to any transfer or transaction involving a Global Security or beneficial interest therein, the rules and procedures of the Depositary for such Security, in each case to the extent applicable to such transaction and as in effect from time to time.

      "Authenticating Agent" means any Person authorized by the Trustee pursuant to Section 614 to act on behalf of the Trustee to authenticate Securities.

      "Average Conversion Value" means, with respect to any period, the sum of the Conversion Values for each Trading Day during the relevant period divided by the number of Trading Days in the period.

      "Board of Directors" means either the board of directors of the Company or any duly authorized committee of that board.

      "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

      "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the City of New York, Borough of Manhattan are authorized or obligated by law or executive order to close.

      "Capital Stock" for any Corporation means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock or other equity interests issued by that Corporation.

      "Certificated Securities" means Securities that are in the form of the Securities attached hereto as Exhibit A-2.

      "Closing Price" of the shares of Common Stock on any date means the closing per share sale price (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and average ask prices) on such date as reported on the Nasdaq National Market or, if the shares of Common Stock are not traded on the Nasdaq National Market, as reported on the principal securities exchange or inter-dealer quotation system on which the shares of Common Stock are then quoted. In the absence of such quotations, the Company shall be entitled to determine the sales price on the basis of such quotations as it considers applicable.

      "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

      "Common Stock" means the shares of common stock, $0.01 par value per share, of the Company as they exist on the date of this Indenture or any other shares of Capital Stock of the Company into which such common stock shall be reclassified or changed.

      "Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person. The foregoing sentence shall likewise apply to any such subsequent successor or successors.

      "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its Chairman of the Board, its Vice Chairman of the Board, its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

      "Conversion Agent" and "the Conversion Agent" means any Person authorized by the Company, in compliance with the terms hereof, to whom the Securities may be presented for conversion..

      "Conversion Date" means, with respect to any Holder, the date on which such Holder has satisfied all the requirements to convert such Holder's Securities.

      "Conversion Price", with respect to a Security as of any date, shall mean the quotient of (x) the principal amount of the Security, divided by (y) the Conversion Rate then in effect.

      "Conversion Value" means, at any time, the product of (x) the Closing Price at such time and (y) the then-current Conversion Rate.

      "Corporate Trust Office" means the office of the Trustee in the City of New York at which at any particular time its corporate trust business shall be principally administered which office at the date hereof is located at 101 Barclay Street, 8 West, New York, New York 10286, or such other address in the City of New York as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office in the City of New York of any successor Trustee (or such other address in the City of New York as a successor Trustee may designate from time to time by notice to the Holders and the Company).

      "Corporation" means a corporation, association, company (whether a limited liability company or other), joint-stock company or business or statutory trust.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "Ex-Dividend Time" means, with respect to any issuance or distribution on shares of Common Stock, the first date on which the shares of Common Stock trade regular way on the principal inter-dealer quotation system or securities market on which the shares of Common Stock are then traded without the right to receive such issuance or distribution.

      "Fundamental Change" means any transaction or event (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise) in connection with which 50% or more of the Common Stock is exchanged for, converted into, acquired for or constitutes solely the right to receive, consideration which is not at least 90% common stock that is: (a) listed on, or immediately after such transaction or event, will be listed on, a United States national securities exchange or (b) approved, or immediately after such transaction or event will be approved, for quotation on the Nasdaq National Market or any similar United States system of automated dissemination of quotations of securities prices.

      "Global Securities" means Securities that are in the form of the Securities attached hereto as Exhibit A-1, and to the extent that such Securities are required to bear the Legend required by Section 201(e), such Securities will be in the form of a 144A Global Security.

      "Holder" means a Person in whose name a Security is registered in the Security Register.

      "Indebtedness" means, without duplication, the principal or face amount of
(i) all obligations for borrowed money, (ii) all obligations evidenced by debentures, notes or other similar instruments, (iii) all obligations in respect of letters of credit or bankers acceptances or similar instruments (or reimbursement obligations with respect thereto), (iv) all obligations to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (v) all obligations as lessee which are capitalized in accordance with generally accepted accounting principles, and
(vi) all Indebtedness of others guaranteed by the Company or any of its Subsidiaries or for which the Company or any of its Subsidiaries is legally responsible or liable (whether by agreement to purchase indebtedness of, or to supply funds or to invest in, others).

      "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively.

      "Initial Purchasers" means Lehman Brothers Inc. and J.P. Morgan Securities Inc., as representatives of the initial purchasers under the Purchase Agreement.

      "Institutional Accredited Investor" means an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act.

      "Interest" means Regular Interest, Contingent Interest, Additional Interest and Default Rate Interest.

      "Interest Payment Date" means the Stated Maturity of an installment of Interest on the Securities.

      "Interest Payment Record Date" for the Interest payable on any Interest Payment Date means the February 1 or August 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

      "Issue Date" of any Security means the date on which the Security was originally issued or deemed issued as set forth on the face of the Security.

      "Issue Price" of any Security means, in connection with the original issuance of such Security, the initial issue price at which the Security is sold as set forth on the face of the Security.

      "Officers' Certificate" means a certificate signed by the Chairman of the Board, a Vice Chairman of the Board, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Company, and delivered to the Trustee. One of the officers signing an Officers' Certificate given pursuant to Section 1004 shall be the principal executive, financial or accounting officer of the Company.

      "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Company, and who shall be acceptable to the Trustee and, for purposes of Article Two hereof, the Company.

      "Outstanding", when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

                  (i) Securities theretofore cancelled by the Trustee or
            delivered to the Trustee for cancellation;

                  (ii) Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture; and

                  (iii) Securities which have been paid pursuant to Section 306 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

      "Paying Agent" and "the Paying Agent" means any Person authorized by the Company, in compliance with the terms hereof, to pay the principal of or Interest on, or to purchase any Securities on behalf of the Company.

      "Person" means any individual, Corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

      "Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 306 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

      "Purchase Agreement" means the Purchase Agreement, dated as of August 4, 2004, between the Company and the Initial Purchaser relating to the offering and sale of the Securities.

      "Redemption Date", means the date specified for the redemption of securities in accordance with the terms of this Indenture and Section 4 of the Securities.

      "Registration Rights Agreement" means the Resale Registration Rights Agreement dated as of August 9, 2004 between the Company and the Initial Purchasers.

      "Responsible Officer", when used with respect to the Trustee, means the chairman or any vice-chairman of the board of directors, the chairman or any vice-chairman of the executive committee of the board of directors, the chairman of the trust committee, the president, any vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller or any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

      "Restricted Security" means a Security required to bear the restrictive legend set forth in the form of Security set forth in Exhibits A-1 and A-2 of this Indenture.

      "Rule 144A" means Rule 144A under the Securities Act (or any successor provision), as it may be amended from time to time.

      "Securities Act" means the Securities Act of 1933, as amended.

      "Security Register" and "Security Registrar" have the respective meanings specified in Section 305.

      "Stated Maturity", when used with respect to any installment of Interest on a Security, means the date specified in such Security as the fixed date on which such installment of Interest is due and payable.

      "Subsidiary" means any Person of which at least a majority of the outstanding Voting Stock shall at the time directly or indirectly be owned or controlled by the Company or by one or more Subsidiaries or by the Company and one or more Subsidiaries.

      "Trading Day" means a day during which trading in securities generally occurs on the Nasdaq National Market or, if the Common Stock is not quoted on the Nasdaq National Market, on the principal other national or regional securities exchange or quotation system on which the Common Stock then is listed or quoted or, if the Common Stock is not listed or quoted on a national or regional securities exchange, on the principal other market or inter-dealer quotation system on which the Common Stock is then listed or quoted.

      "Trading Price" of the Securities on any date of determination means the average of the secondary market bid quotations per Security obtained by the Company or the Conversion Agent for $10,000,000 aggregate principal amount of the Securities at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers selected by the Company; provided, however, that if

      (1) at least three such bids cannot reasonably be obtained by the Company or the Conversion Agent, but two such bids are obtained, then the average of the two bids shall be used; and

      (2) only one such bid can reasonably be obtained by the Company or the Conversion Agent, this one bid shall be used; and

      (3) the Company or the Conversion Agent cannot reasonably obtain at least one bid for $10,000,000 aggregate principal amount of the Securities from a nationally recognized securities dealer or in the Company's reasonable judgment, the bid quotations are not indicative of the secondary market value of the Securities, then the Trading Price of the Securities will equal less than 98% of
(i) the then-applicable Conversion Rate of the Securities multiplied by (ii) the Closing Price of the Company's Common Stock on such determination date, appropriately adjusted.

      "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

      "Trust Indenture Act" means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

      "Vice President", when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president".

      "Voting Stock" of a Person means Capital Stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

            SECTION 102. Other Definitions.

Term Section:                                                                                  Defined in:
"Act".................................................................................         SECTION 1046
"Agent Members".......................................................................         SECTION 310(e)(5)
"cash"................................................................................         SECTION 1107(c)
"Cash Settlement Averaging Period"....................................................         SECTION 1210(a)
"Change in Control Purchase Price"....................................................         EXHIBIT A-1
"Common Stock Record Date"............................................................         SECTION 1203(g)(2)
"Company Purchase Notice".............................................................         SECTION 1107(d)
"Company Notice Date".................................................................         SECTION 1107(c)
"Company Repurchase Notice"...........................................................         SECTION 1108(b)
"Contingent Interest".................................................................         EXHIBIT A-1
"Contingent Payment Debt Regulations".................................................         SECTION 1011
"Conversion Obligation"...............................................................         SECTION 1201(b)(2)
"Conversion Retraction Period"........................................................         SECTION 1210(a)
"Conversion Rate".....................................................................         SECTION 1201(b)(2)
"Conversion Settlement Distribution"..................................................         SECTION 1210(a)
"Current Market Price"................................................................         SECTION 1203(g)
"Default Rate Interest"...............................................................         EXHIBIT A-1
"Depositary"..........................................................................         SECTION 1201(a)
"distributed assets"..................................................................         SECTION 1203(d)
"Event of Default"....................................................................         SECTION 501
"ex" date ............................................................................         SECTION 1203(g)(3)
"Excess Amount".......................................................................         SECTION 1203(f)(2)
"Expiration Time".....................................................................         SECTION 1203(f)(2)
"Fair Market Value....................................................................         SECTION 1203(g)(1)
"Final Notice Date"...................................................................         SECTION 1210(a)
"Fundamental Change Repurchase Date...................................................         SECTION 1108
"Legal Holiday".......................................................................         SECTION 114
"Legend"..............................................................................         SECTION 201(e)
"Maturity Date........................................................................         EXHIBIT A-1
"Non-Electing Share"..................................................................         SECTION 1204(3)
"Notice of Default"...................................................................         SECTION 501(6)
"Purchase Date".......................................................................         EXHIBIT A-1
"Purchase Notice".....................................................................         SECTION 1107(a)(1)
"Purchase Price"......................................................................         EXHIBIT A-1
"QIBs"................................................................................         SECTION 201(a)
"Redemption Price"....................................................................         EXHIBIT A-1

"Reference Period"....................................................................         SECTION 1203(d)(2)
"Regular Interest"....................................................................         EXHIBIT A-1
"Repurchase Price"....................................................................         SECTION 1108
"Rule 144A Information"...............................................................         SECTION 1010
"Spin-Off"............................................................................         SECTION 1203(d)(2)
"Trigger Event".......................................................................         SECTION 1203(d)(2)
"Trustee".............................................................................         PREAMBLE

            SECTION 103. Trust Indenture Act.

      Whenever this Indenture refers to a provision of the Trust Indenture Act, the provision is incorporated by reference in and made a part of this Indenture. The following Trust Indenture Act terms used in this Indenture have the following meanings:

      "indenture securities" means the Securities.

      "indenture security holder" means a Holder.

      "indenture to be qualified" means this Indenture.

      "indenture trustee" or "institutional trustee" means the Trustee.

      "obligor" on the indenture securities means the Company.

      All other Trust Indenture Act terms used in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by Commission rule have the meanings assigned to them by such definitions.

      If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

            SECTION 104. Compliance Certificates and Opinions.

            (a) Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee such certificates and opinions as may be required hereunder or under the Trust Indenture Act. Each such certificate or opinion shall be given in the form of an Officers' Certificate, if to be given by an officer of the Company, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the Trust Indenture Act and any other requirement set forth in this Indenture.

            (b) Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than the Officers' Certificate required by Section 1004) shall include

            (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

            (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

            (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

            SECTION 105. Form of Documents Delivered to Trustee.

      In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

      Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

      Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

            SECTION 106. Acts of Holders; Record Dates.

            (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 601) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

            (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

            (c) The Company may, in the circumstances permitted by the Trust Indenture Act, fix any day as the record date for the purpose of determining the Holders entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action, or to vote on any action, authorized or permitted to be given or taken by Holders. If not set by the Company prior to the first solicitation of a Holder made by any Person in respect of any such action, or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the 30th day (or, if later, the date of the most recent list of Holders required to be provided pursuant to Section 701) prior to such first solicitation or vote, as the case may be. With regard to any record date, only the Holders on such date (or their duly designated proxies) shall be entitled to give or take, or vote on, the relevant action.

            (d) The ownership of Securities shall be proved by the Security Register.

            (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

            SECTION 107. Notices, Etc., to Trustee and Company.

      Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

            (1) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, Attention: Corporate Trust Administration, or

            (2) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this instrument, Attention: Michael Ettinger, General Counsel, or at any other address previously furnished in writing to the Trustee by the Company.

            SECTION 108. Notice to Holders; Waiver.

      Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

      In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

            SECTION 109. Effect of Headings and Table of Contents.

      The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

            SECTION 110. Successors and Assigns.

      All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

            SECTION 111. Separability Clause.

      In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

            SECTION 112. Benefits of Indenture.

      Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders of Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture.

            SECTION 113. Governing Law.

      This Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York.

            SECTION 114. Legal Holidays.

      A "Legal Holiday" is any day other than a Business Day. If any specified date (including a date for giving notice) is a Legal Holiday, the action shall be taken on the next succeeding day that is not a Legal Holiday, and, if the action to be taken on such date is a payment in respect of the Securities, no Interest, if any, shall accrue on the payment so deferred for the intervening period.

                                   ARTICLE TWO

                                 Security Forms

            SECTION 201. Forms Generally.

      The Securities and the Trustee's certificates of authentication shall be in substantially the forms set forth in Exhibits A-1 and A-2, which are a part of this Indenture. The Securities shall have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such notations, letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities.

      The definitive Securities shall be printed, lithographed or engraved or produced by any combination of these methods on steel engraved borders or may be produced in any other manner permitted by the rules of any securities exchange or quotation system on which the Securities may be listed or quoted, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

            (a) 144A Global Securities. Securities offered and sold within the United States to qualified institutional buyers as defined in Rule 144A ("QIBs") in reliance on Rule 144A shall be issued initially in the form of a 144A Global Security, which shall be deposited with the Trustee at its Corporate Trust Office, as custodian for the Depositary and registered in the name of The Depository Trust Company or the nominee thereof (such depositary, or any successor thereto, and any such nominee being hereinafter referred to as the "Depositary"), duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the 144A Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary as hereinafter provided.

            (b) Global Securities in General. Each Global Security shall represent such of the Outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate amount of Outstanding Securities from time to time endorsed thereon and that the aggregate amount of Outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions and conversions.

            Any adjustment of the aggregate principal amount of a Global Security to reflect the amount of any increase or decrease in the amount of Outstanding Securities represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 310 hereof and shall be made on the records of the Trustee and the Depositary.

            (c) Book-Entry Provisions. This Section 201(c) shall apply only to Global Securities deposited with or on behalf of the Depositary.

            The Company shall execute and the Trustee shall, in accordance with this Section 201(c), authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depositary, (b) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary's instructions and (c) shall bear legends substantially to the following effect:

"UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS TO NOMINEES OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF."

            (d) Certificated Securities. Securities not issued as interests in the Global Securities will be issued in certificated form substantially in the form of Exhibit A-2 attached hereto.

            (e) If Securities are issued upon the transfer, exchange or replacement of Securities subject to restrictions on transfer and bearing the legends set forth on the form of Security attached hereto as Exhibits A-1 and A-2 setting forth such restrictions (collectively, the "Legend"), or if a request is made to remove the Legend on a Security, the Securities so issued shall bear the Legend, or the Legend shall not be removed, as the case may be, unless there is delivered to the Company and the Trustee such satisfactory evidence, which shall include an Opinion of Counsel, as may be reasonably required by the Company and the Trustee, that neither the Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A or Rule 144 under the Securities Act or that such Securities are not "restricted" within the meaning of Rule 144 under the Securities Act. Upon (i) provision of such satisfactory evidence, or
(ii) notification by the Company to the Trustee of the sale of such Security pursuant to a registration statement that is effective at the time of such sale, the Trustee, at the written direction of the Company, shall authenticate and deliver a Security that does not bear the Legend. If the Legend is removed from the face of a Security and the Security is subsequently held by an Affiliate of the Company, the Legend shall be reinstated.

            (f) Upon any sale or transfer of a Security to an Institutional Accredited Investor (other than pursuant to a registration statement that has been declared effective under the Securities Act), such Institutional Accredited Investor shall, prior to such sale or transfer, furnish to the Company and the Trustee a signed letter containing representations and agreements relating to restrictions on transfer substantially in the form set forth in Exhibit B-2 to this Indenture.

                                  ARTICLE THREE

                                 The Securities

            SECTION 301. Title and Terms.

      The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is limited to $240,000,000, except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities pursuant to Section 304, 305, 306, 906, 1108 or 1202.

      The Securities shall be known and designated as the "3.00% Convertible Contingent Senior Notes due 2034" of the Company. Their Maturity Date shall be August 15, 2034, and they shall bear Interest at the rates set forth in the Security.

      The Securities shall be redeemable as provided in Article Eleven.

      The Securities shall be convertible as provided in Article Twelve.

            SECTION 302. Denominations.

      The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 of principal amount and any integral multiple thereof.

            SECTION 303. Execution, Authentication, Delivery and Dating.

      The Securities shall be executed on behalf of the Company by its Chairman of the Board, its Vice Chairman of the Board, its President or one of its Vice Presidents, under its corporate seal reproduced thereon attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Securities may be manual or facsimile.

      Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

      At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities; and the Trustee in accordance with such Company Order shall authenticate and deliver such Securities as in this Indenture provided and not otherwise.

      Each Security shall be dated the date of its authentication.

      No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature of an authorized signatory thereof, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

            SECTION 304. Temporary Securities.

      Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities.

      If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at any office or agency of the Company designated pursuant to Section 1002, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations. Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

            SECTION 305. Registration, Registration of Transfer and Exchange.

      The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office or in any other office or agency designated pursuant to Section 1002 being herein sometimes referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Trustee is hereby appointed "Security Registrar" for the purpose of registering Securities and transfers of Securities as herein provided. If and so long as the Trustee is not the Security Registrar, the Trustee shall have the right to inspect the Security Register during normal business hours.

      Subject to Section 311 hereof, upon surrender for registration of transfer of any Security at an office or agency of the Company designated pursuant to
Section 1002 for such purpose, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denominations and of a like aggregate principal amount.

      At the option of the Holder, Securities may be exchanged for other Securities of any authorized denominations and of a like aggregate principal amount, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

      All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

      Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed, by the Holder thereof or his attorney duly authorized in writing.

      Other than as expressly set forth herein or in the Securities, no service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities.

      The Company shall not be required to make, and the Trustee need not register, transfers or exchanges of (i) Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed), (ii) any Securities in respect of which a Purchase Notice or Repurchase Notice has been given and not withdrawn by the Holder thereof in accordance with the terms of this Indenture (except, in the case of Securities to be purchased in part, the portion thereof not to be purchased) or (iii) any Securities for a period of 15 days before the mailing of a notice of redemption of Securities to be redeemed.

            SECTION 306. Mutilated, Destroyed, Lost and Stolen Securities.

      If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of like tenor and principal amount and bearing a number not contemporaneously Outstanding.

      If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount and bearing a number not contemporaneously Outstanding.

      In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be purchased by the Company pursuant to Article 11 hereof, the Company in its discretion may, instead of issuing a new Security, pay or purchase such Security, as the case may be.

      Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

      Every new Security issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

      The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

            SECTION 307. Persons Deemed Owners.

      Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of the Security or the payment of any Redemption Price, Purchase Price, Repurchase Price in respect thereof and Interest on such Security, for the purpose of conversion and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

            SECTION 308. Cancellation.

      All Securities surrendered for payment, purchase by the Company pursuant to Article 11, redemption, registration of transfer or exchange or conversion shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. The Company may not issue new Securities to replace Securities it has paid or delivered to the Trustee for cancellation or that any Holder has converted pursuant to Article 12. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of as directed by a Company Order.

            SECTION 309. Computation of Interest.

      Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.

            SECTION 310. Global Securities.

            (a) Notwithstanding any other provisions of this Indenture or the Securities, to the contrary (A) transfers of a Global Security, in whole or in part, shall be made only in accordance with Section 305 and Section 310(a)(i),
(B) transfers of a beneficial interest in a Global Security for a Certificated Security shall comply with Section 305 and Section 310(a)(ii), and (C) transfers of a Certificated Security shall comply with Section 305 and Section 310(a)(iii) and (iv). None of the Company, the Trustee nor any agent of the Company or the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Security or maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

                  (i) Transfer of Global Security. A Global Security may not be transferred, in whole or in part, to any Person other than the Depositary or a nominee or any successor thereof, and no such transfer to any such other Person may be registered; provided that this clause (i) shall not prohibit any transfer of a Security that is issued in exchange for a Global Security but is not itself a Global Security. No transfer of a Security to any Person shall be effective under this Indenture or the Securities unless and until such Security has been registered in the name of such Person. Nothing in this Section 310(a)(i) shall prohibit or render ineffective any transfer of a beneficial interest in a Global Security effected in accordance with the other provisions of this Section 310(a).

                  (ii) Restrictions on Transfer of a Beneficial Interest in a Global Security for a Certificated Security. A beneficial interest in a Global Security may not be exchanged for a Certificated Security except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee for a transfer of a beneficial interest in a Global Security in accordance with Applicable Procedures for a Certificated Security in the form satisfactory to the Trustee, together with:

                  (A) so long as the Securities are Restricted Securities,
            certification in the form set forth in Exhibit B-1;

                  (B) written instructions to the Trustee from the Company to make an adjustment on its books and records with respect to such Global Security to reflect a decrease in the aggregate principal amount of the Securities represented by the Global Security, such instructions to contain information regarding the Depositary account to be credited with such decrease; and

                  (C) an Opinion of Counsel (if the Company or Trustee so
            request) or other evidence reasonably satisfactory to them as to the compliance with the restrictions set forth in the Legend, then the Trustee shall cause the aggregate principal amount of Securities represented by the Global Security to be decreased by the aggregate principal amount of the Certificated Security to be issued, shall issue such Certificated Security and shall debit or cause to be debited to the account of the Person specified in such instructions a beneficial interest in the Global Security equal to the principal amount of the Certificated Security so issued.

                  (iii) Transfer and Exchange of Certificated Securities. When Certificated Securities are presented by a Holder to the Trustee with a request:

                  (y) to register the transfer of such Certificated Securities;
      or

                  (z) to exchange such Certificated Securities for an equal principal amount of Certificated Securities of other authorized denominations,

the Trustee shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Certificated Securities surrendered for transfer or exchange:

                        (1) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Trustee, duly executed by the Holder thereof or his attorney duly authorized in writing; and

                        (2) so long as such Securities are Restricted Securities, such Securities are being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

                              (A) if such Certificated Securities are being
                        delivered to the Trustee by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or

                              (B) if such Certificated Securities are being
                        transferred to the Company, a certification to that effect; or

                              (C) if such Certificated Securities are being
                        transferred pursuant to an exemption from registration
                        (i) a certification to that effect (in the form set forth in Exhibit B-1, if applicable) and (ii) an Opinion of Counsel (if the Company or Trustee so request) or other evidence reasonably satisfactory to them as to the compliance with the restrictions set forth in the Legend.

                  (iv) Restrictions on Transfer of a Certificated Security for a Beneficial Interest in a Global Security. A Certificated Security may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below.

            Upon receipt by the Trustee of a Certificated Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

            (I) so long as the Securities are Restricted Securities, certification, in the form set forth in Exhibit B-1, that such Certificated Security is being transferred to a QIB in accordance with Rule 144A; and

            (II) written instructions directing the Trustee to make an adjustment on its books and records with respect to such Global Security to reflect an increase in the aggregate principal amount of the Securities represented by the Global Security, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall

                                       -20
            cancel such Certificated Security and cause the aggregate principal amount of Securities represented by the Global Security to be increased by the aggregate principal amount of the Certificated Security to be exchanged, and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Security equal to the principal amount of the Certificated Security so cancelled. If no Global Securities are then Outstanding, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers' Certificate, a new Global Security in the appropriate principal amount.

            (b) Subject to the succeeding paragraph, every Security shall be subject to the restrictions on transfer provided in the Legend including the delivery of an Opinion of Counsel, if so provided. Whenever any Restricted Security is presented or surrendered for registration of transfer or for exchange for a Security registered in a name other than that of the Holder, such Security must be accompanied by a certificate in substantially the form set forth in Exhibit B-1, dated the date of such surrender and signed by the Holder of such Security, as to compliance with such restrictions on transfer. The Trustee shall not be required to accept for such registration of transfer or exchange any Security not so accompanied by a properly completed certificate.

            (c) The restrictions imposed by the Legend upon the transferability of any Security shall cease and terminate when such Security has been sold pursuant to an effective registration statement under the Securities Act or transferred in compliance with Rule 144 under the Securities Act (or any successor provision thereto) or, if earlier, upon the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision). Any Security as to which such restrictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon a surrender of such Security for exchange to the Trustee in accordance with the provisions of this Section 310 (accompanied, in the event that such restrictions on transfer have terminated by reason of a transfer in compliance with Rule 144 or any successor provision, by an Opinion of Counsel having substantial experience in practice under the Securities Act and otherwise reasonably acceptable to the Company and the Trustee, addressed to the Company and the Trustee, and in form acceptable to the Company, to the effect that the transfer of such Security has been made in compliance with Rule 144 or such successor provision), be exchanged for a new Security, of like tenor and aggregate principal amount, which shall not bear the restrictive Legend. The Company shall inform the Trustee of the effective date of any registration statement registering the Securities under the Securities Act. The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the aforementioned Opinion of Counsel or registration statement.

            (d) As used in the preceding two paragraphs of this Section 310, the term "transfer" encompasses any sale, pledge, transfer, hypothecation or other disposition of any Security.

            (e) The provisions of clauses (1), (2), (3), (4) and (5) below shall apply only to Global Securities:

            (1) Notwithstanding any other provisions of this Indenture or the Securities, except as provided in Section 310(a)(ii), a Global Security shall not be exchanged in whole or in part for a Security registered in the name of any Person other than the Depositary or one or more nominees thereof, provided that a Global Security may be exchanged for Securities registered in the names of any Person designated by the Depositary in the event that (i) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or such Depositary has ceased to be a "clearing agency" registered under the Exchange Act, and a successor Depositary is not appointed by the Company within 90 days or (ii) an Event of Default has occurred and is continuing with respect to the Securities. Any Global Security exchanged pursuant to clause (i) above shall be so exchanged in whole and not in part, and any Global Security exchanged pursuant to clause (ii) above may be exchanged in whole or from time to time in part as directed by the Depositary. Any Security issued in exchange for a Global Security or any portion thereof shall be a Global Security; provided that any such Security so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Security.

            (2) Securities issued in exchange for a Global Security or any portion thereof shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Security or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear the applicable legends provided for herein. Any Global Security to be exchanged in whole shall be surrendered by the Depositary to the Trustee. With regard to any Global Security to be exchanged in part, either such Global Security shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Security, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Security issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.

            (3) Subject to the provisions of clause (5) below, the registered Holder may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

            (4) In the event of the occurrence of any of the events specified in clause (1) above, the Company will promptly make available to the Trustee a reasonable supply of Certificated Securities in definitive, fully registered form, without interest coupons.

            (5) Neither any members of, or participants in, the Depositary (collectively, the "Agent Members") nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Security registered in the name of the Depositary or any nominee thereof, or under any such Global Security, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a holder of any Security.

            SECTION 311. CUSIP Numbers.

      The Company may issue the Securities with one or more "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly, and in any event within 10 Business Days, notify the Trustee of any change in the CUSIP numbers.

            SECTION 312. Ranking.

      The Indebtedness of the Company arising under or in connection with this Indenture and every Outstanding Security issued under this Indenture from time to time constitutes and will constitute a senior unsecured general obligation of the Company, ranking equally with other existing and future senior unsecured Indebtedness of the Company and ranking senior in right of payment to any future Indebtedness of the Company that is expressly made subordinate to the Securities by the terms of such Indebtedness.

            SECTION 313. Paying Agent and Conversion Agent.

      The Company shall enter into an appropriate agency agreement with any Paying Agent or Conversion Agent (in each case, if such Person is a Person other than the Trustee). The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Paying Agent or Conversion Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 607. The Company or any Subsidiary or an Affiliate of either of them may act as Paying Agent. The Conversion Agent may not be an Affiliate of the Company or any Subsidiary thereof.

      The Company initially appoints the Trustee as Conversion Agent and Paying Agent in connection with the Securities. The Trustee may resign from any or all of such appointments upon 30 days' written notice to the Company.

                                  ARTICLE FOUR

                           Satisfaction and Discharge

            SECTION 401. Satisfaction and Discharge of Indenture.

      This Indenture shall cease to be of further effect (except as to any surviving rights of conversion, registration of transfer or exchange of Securities herein expressly provided for), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

            (1) either

                  (A) all Securities theretofore authenticated and delivered
            (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306 and
            (ii) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 1003) have been delivered to the Trustee for cancellation; or

                  (B) all such Securities not theretofore delivered to the
            Trustee for cancellation have become due and payable and the Company has deposited or caused to be deposited with the Trustee, in trust for the purpose, an amount sufficient to pay and discharge all amounts owing on all Securities not theretofore delivered to the Trustee for cancellation;

            (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

            (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 607, the obligations of the Company to any Authenticating Agent under Section 614 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of Clause (1) of this Section, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003 shall survive.

            SECTION 402. Application of Trust Money.

      Subject to the provisions of the last paragraph of Section 1003, all money deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the amounts in respect of the Securities for whose payment such money has been deposited with the Trustee. All moneys deposited with the Trustee pursuant to Section 401 (and held by it or any Paying Agent) for the payment of Securities subsequently converted which are not required to be paid by the terms of this Indenture on such converted Securities shall be returned to the Company upon Company Request.

                                  ARTICLE FIVE

                                    Remedies

            SECTION 501. Events of Default.

      "Event of Default", wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

            (1) default in the payment of any Interest, when it becomes due and payable, and continuance of such default for a period of 30 days; or

            (2) default in the payment of the principal amount, Redemption Price, Purchase Price, any Make Whole Premium, Repurchase Price or Conversion Settlement Distribution pursuant to Section 1201(a)(2), (a)(3) or (a)(4) on any Security when the same becomes due and payable on the Maturity Date, upon redemption, upon declaration, when due for purchase or payment by the Company or otherwise; or

            (3) default in the performance, or breach, of any covenant, warranty or agreement of the Company in this Indenture (other than those referred to in clause (1) or (2) above) and such failure continues for 60 days after receipt by the Company of a Notice of Default; or

            (4) default under any Indebtedness by the Company, any of its Subsidiaries that is a "significant subsidiary" (within the meaning of Regulation S-X under the Exchange Act) or any group of two or more Subsidiaries that, taken as a whole, would constitute a "significant subsidiary", the aggregate outstanding principal amount of which is in an amount in excess of $25.0 million, for a period of 30 days after the receipt by the Company of a Notice of Default, which default (i) is caused by failure to pay when due principal or interest on such Indebtedness by the end of the applicable grace period, if any, unless such Indebtedness is discharged or (ii) results in the acceleration of such Indebtedness because of a default with respect to such Indebtedness without such Indebtedness having been discharged or such non-payment or acceleration having been cured, waived, rescinded or annulled; or

            (5) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

            (6) the commencement by the Company of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action.

      A default under clause (3) or (4) above is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in aggregate principal amount of the Securities at the time Outstanding notify the Company and the Trustee, of the default and the Company does not cure such default (and such default is not waived) within the time specified in clause (3) or (4) above after actual receipt of such notice. Any such notice must specify the default, demand that it be remedied and state that such notice is a "Notice of Default".

      The Company shall deliver to the Trustee, within 30 days after it becomes aware of the occurrence thereof, written notice of any event which with the giving of notice or the lapse of time, or both, would become an Event of Default under clauses (3) or (4) above, its status and what action the Company is taking or proposes to take with respect thereto. The Trustee shall not be deemed to have notice of any such Event of Default unless either (A) a Responsible Officer shall have actual knowledge of such Event of Default or (B) the Trustee shall have received written notice thereof from the Company, from any Holder, from the holder of any Indebtedness referred to in Section 501(4) or from the trustee under any Indebtedness referred to in Section 501(4).

            SECTION 502. Acceleration of Maturity; Rescission and Annulment.

      If an Event of Default (other than an Event of Default specified in Section 501(5) or 501(6)) occurs and is continuing, then in every such case the Trustee, or the Holders of not less than 25% in the aggregate principal amount of the Outstanding Securities, may declare the principal of all the Securities to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal shall become immediately due and payable. If an Event of Default specified in
Section 501(5) or 501(6) occurs, the aggregate principal amount of all the Securities shall automatically, and without any declaration or other action on the part of the Trustee or any Holder, become immediately due and payable.

      At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Securities, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if

            (1) the Company has paid or deposited with the Trustee a sum sufficient to pay

                  (A) all overdue Interest on all Securities,

                  (B) all amounts in respect of any Securities which have become due otherwise than by such declaration of acceleration and Interest thereon at the rate borne by the Securities,

                  (C) to the extent that payment of such interest is lawful, interest upon overdue Interest at the rate borne by the Securities, and

                  (D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

            and

            (2) all Events of Default, other than the non-payment of the principal of Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

            SECTION 503. Collection of Indebtedness and Suits for Enforcement by
                         Trustee.

      The Company covenants that if

            (1) default is made in the payment of any Interest on any Security when such Interest becomes due and payable and such default continues for a period of 30 days, or

            (2) default is made in any payment referred to in Section 501(2),

the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, all amounts then due and payable on such Securities, and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue amounts (including any overdue Interest), at the rate borne by the Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

      If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

            SECTION 504. Trustee May File Proofs of Claim.

      In case of any judicial proceeding relative to the Company (or any other obligor upon the Securities), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607.

      No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors' or other similar committee.

            SECTION 505. Trustee May Enforce Claims Without Possession of
                         Securities.

      All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

            SECTION 506. Application of Money Collected.

      Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution to Holders upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

            FIRST: To the payment of all amounts due the Trustee under Section 607; and

            SECOND: To the payment of the amounts then due and unpaid on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities.

            SECTION 507. Limitation on Suits.

      No Holder of any Security shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

            (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

            (2) the Holders of not less than 25% in principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

            (3) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

            (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

            (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

            SECTION 508. Unconditional Right of Holders to Receive Payment and
                         to Convert.

      Notwithstanding any other provision in this Indenture, the right of any Holder to receive payment of the principal amount, Redemption Price, Purchase Price, Repurchase Price or Interest, if any, in respect of the Securities held by such Holder, on or after the respective due dates expressed in the Securities or any Redemption Date, Purchase Date, Fundamental Change Repurchase Date, and to convert the Securities in accordance with Article 12 or to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, shall not be impaired or affected adversely without the consent of such Holder.

            SECTION 509. Restoration of Rights and Remedies.

      If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

            SECTION 510. Rights and Remedies Cumulative.

      Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

            SECTION 511. Delay or Omission Not Waiver.

      No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

            SECTION 512. Control by Holders.

      The Holders of a majority in principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, provided that

            (1) such direction shall not be in conflict with any rule of law or with this Indenture,

            (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction and

            (3) subject to the provisions of Section 601, the Trustee shall have the right to decline to follow any such direction if the Trustee in good faith shall, by a Responsible Officer or Officers of the Trustee, determine that the proceeding so directed would involve the Trustee in personal liability.

            SECTION 513. Waiver of Past Defaults.

      The Holders of not less than a majority in principal amount of the Outstanding Securities may on behalf of the Holders of all the Securities waive any past default hereunder and its consequences, except a default

            (1) in the payment of the principal amount, Redemption Price, Purchase Price or Repurchase Price of or Interest on any Security;

            (2) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security affected; or

            (3) a default which constitutes a failure to convert any Security in accordance with the terms of Article 12.

      Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

      This Section 513 shall be in lieu of Section 316(a)(1)(B) of the Trust Indenture Act and such Section 316(a)(1)(B) of the Trust Indenture Act is hereby expressly excluded from this Indenture and the Securities, as permitted by the Trust Indenture Act.

            SECTION 514. Undertaking for Costs.

      In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act; provided, that neither this Section nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Company.

            SECTION 515. Waiver of Stay or Extension Laws.

      The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                   ARTICLE SIX

                                   The Trustee

            SECTION 601. Certain Duties and Responsibilities.

      The duties and responsibilities of the Trustee shall be as provided by the Trust Indenture Act. Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

      The rights, privileges, protections, immunities and benefits given to the Trustee under this Indenture including, without limitation, its rights to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each Paying Agent or Conversion Agent acting hereunder.

            SECTION 602. Notice of Defaults.

      Promptly after obtaining actual knowledge of the occurrence of a default hereunder, the Trustee shall give the Holders notice of such default in the manner and to the extent provided by Section 313 of the Trust Indenture Act, unless such default has been cured or waived in the accordance with the terms of this Indenture; provided, however, that in the case of any default of the character specified in Section 501(3), no such notice to Holders shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default.

            SECTION 603. Certain Rights of Trustee.

      Subject to the provisions of Section 601:

                  (1) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of Indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (2) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

                  (3) whenever in the administration of this Indenture the
            Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

                  (4) the Trustee may consult with counsel and the written
            advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

                  (5) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

                  (6) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of Indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney; and

                  (7) the Trustee may execute any of the trusts or powers
            hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

            SECTION 604. Not Responsible for Recitals or Issuance of Securities.

      Any recitals contained herein or in the Securities, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee shall not be responsible for and makes no representations as to the validity or sufficiency of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof and it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee. Further, the Trustee shall not be responsible for any statement in the Securities or any other document in connection with the sale of the Securities other than its certificate of authentication.

            SECTION 605. May Hold Securities.

      The Trustee, any Authenticating Agent, any Paying Agent, any Conversion Agent or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 608 and 613, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Conversion Agent or such other agent.

            SECTION 606. Money Held in Trust.

      Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

            SECTION 607. Compensation and Reimbursement.

      The Company agrees

            (1) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

            (2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence, bad faith or willful misconduct; and

            (3) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence, bad faith or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this trust, including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

            SECTION 608. Disqualification; Conflicting Interests.

      If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

            SECTION 609. Corporate Trustee Required; Eligibility.

      There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000 and its Corporate Trust Office in New York, New York. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

            SECTION 610. Resignation and Removal; Appointment of Successor.

            (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 611.

            (b) The Trustee may resign at any time by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

            (c) The Trustee may be removed at any time by Act of the Holders of a majority in principal amount of the Outstanding Securities, delivered to the Trustee and to the Company.

            (d) If at any time:

            (1) the Trustee shall fail to comply with Section 608 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

            (2) the Trustee shall cease to be eligible under Section 609 and shall fail to resign after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

            (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Board Resolution may remove the Trustee, or (ii) subject to Section 514, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

            (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

            (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders in the manner provided in Section 106. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

            (g) If a Trustee is removed with or without cause, all fees and expenses (including the reasonable fees and expenses of counsel) of the Trustee incurred in the administration of the trust or in performing of the duties hereunder shall be paid to the Trustee.

            SECTION 611. Acceptance of Appointment by Successor.

      Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

      No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

            SECTION 612. Merger, Conversion, Consolidation or Succession to
                         Business.

      Any Corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any Corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, such Corporation shall be otherwise qualified and eligible under this Article. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

            SECTION 613. Preferential Collection of Claims Against Company.

      If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

            SECTION 614. Appointment of Authenticating Agent.

      The Trustee may appoint an Authenticating Agent or Agents which shall be authorized to act on behalf of the Trustee to authenticate Securities issued upon original issue and upon exchange, registration of transfer, partial conversion or partial redemption or pursuant to Section 306, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a Corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

      Any Corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any Corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any Corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent provided that such Corporation shall be otherwise eligible under this Section.

      An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent, and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall mail written notice of such appointment by first-class mail, postage prepaid, to all Holders as their names and addresses appear in the Security Register. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

      The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section.

      If an appointment is made pursuant to this Section, the Securities may have endorsed thereon, in addition to the Trustee's certificate of authentication, an alternative certificate of authentication in the following form:

      This is one of the Securities described in the within-mentioned Indenture.

                                      THE BANK OF NEW YORK

                                      _________________________________________,
                                                                      As Trustee

                                      By_______________________________________,
                                                         As Authenticating Agent

                                      By________________________________________
                                                            Authorized Signatory

                                 ARTICLE SEVEN

                Holders' Lists and Reports by Trustee and Company

            SECTION 701. Company to Furnish Trustee Names and Addresses of
                         Holders.

      The Company will furnish or cause to be furnished to the Trustee

                  (a) semi-annually, not more than 15 days after each Interest
            Payment Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Interest Payment Record Date, and

                  (b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

excluding from any such list names and addresses received by the Trustee in its capacity as Security Registrar.

            SECTION 702. Preservation of Information; Communications to Holders.

            (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 701 and the names and addresses of Holders received by the

Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in Section 701 upon receipt of a new list so furnished.

            (b) The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.

            (c) Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

            SECTION 703. Reports by Trustee.

            (a) The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. If required by Section 313(a) of the Trust Indenture Act, the Trustee shall, within 60 days after each May 15 following the date of this Indenture, deliver to Holders a brief report, dated as of such May 15, which complies with the provisions of such Section 313(a).

            (b) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange or quotation system on which the Securities are listed or quoted, with the Commission and with the Company. The Company will promptly, and in any event within 10 Business Days, notify the Trustee when the Securities are listed or quoted on any stock exchange or quotation system.

            SECTION 704. Reports by Company.

      The Company shall file with the Trustee and the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to
Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within 15 days after the same is so required to be filed with the Commission.

                                 ARTICLE EIGHT

              Consolidation, Merger, Conveyance, Transfer or Lease

            SECTION 801. Company May Consolidate, Etc., Only on Certain Terms.

      The Company shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and the Company shall not permit any Person to consolidate with or merge into the Company or convey, transfer or lease its properties and assets substantially as an entirety to the Company, unless:

            (1) in case the Company shall consolidate with or merge into another Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety shall be a Corporation, partnership or trust, shall be organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of all of the obligations of the Company under the Securities and this Indenture, including due and punctual payment of the principal amount, Redemption Price, Purchase Price or Repurchase Price of, and all Interest on, all the Securities and the performance or observance of every covenant of this Indenture on the part of the Company to be performed or observed, including with regards to the conversion rights accorded by Article 12 hereof;

            (2) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing;

            (3) if, as a result of any such consolidation or merger or such conveyance, transfer or lease, properties or assets of the Company would become subject to a mortgage, pledge, lien, security interest or other encumbrance which would not be permitted by this Indenture, the Company or such successor Person, as the case may be, shall take such steps as shall be necessary effectively to secure the Securities equally and ratably with (or prior to) all Indebtedness secured thereby; and

            (4) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

      For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of the properties and assets of one or more Subsidiaries (other than to the Company or another Subsidiary), which, if such assets were owned by the Company, would constitute all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

            SECTION 802. Successor Substituted.

      Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with Section 801, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.

                                  ARTICLE NINE

                             Supplemental Indentures

            SECTION 901. Supplemental Indentures Without Consent of Holders.

      Without the consent of any Holders, the Company and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

            (1) to evidence the succession, pursuant to a transaction permitted by Article 8, of another Person to the Company and the assumption by any such successor of the covenants and other obligations of the Company herein and in the Securities; or

            (2) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company; or

            (3) to secure the Company's obligations under the Securities and this Indenture; or

            (4) to add any additional Events of Default for the benefit of the Holders; or

            (5) reduce the Conversion Price; provided, however, that such reduction in the Conversion Price shall not adversely affect the interest of the Holders (after taking into account tax and other consequences of such reduction); or

            (6) add guarantees with respect to the Securities; or

            (7) to cure any ambiguity or omission, or to correct or supplement any defective provision, defect or inconsistency contained in this Indenture or the Securities, provided that such modification or amendment does not, in the good faith opinion of the Board of Directors and the Trustee, adversely affect the interests of the Holders in any material respect; or

            (8) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities, pursuant to the requirements of Section 611;

            (9) to make any change necessary for the registration of the Securities under the Securities Act or to comply with the Trust Indenture Act, or any amendment thereto, or to comply with any requirement of the Commission in connection with the qualification of the Indenture under the Trust Indenture Act, provided that such modification or amendment does not, in the good faith opinion of the Board of Directors and the Trustee, adversely affect the interests of the Holders in any material respect; or

            (10) add or modify any provision of this Indenture; provided that such addition or modification does not, in the good faith opinion of the Company's board of directors and the Trustee, adversely affect the interests of the Holders.

            SECTION 902. Supplemental Indentures with Consent of Holders.

      With the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or the Securities or of modifying in any manner the rights of the Holders under this Indenture or the Securities; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby

            (1) change the Maturity Date, or the Stated Maturity of any installment of Interest on, any Security, or reduce the principal amount, the Redemption Price, Purchase Price, Make Whole Premium or Repurchase Price thereof or the calculation or rate of any Interest thereon, or change the place of payment where, or the coin or currency in which, the principal amount, or the Redemption Price, Purchase Price, Make Whole Premium or Repurchase Price, of any Security, or any installment of Interest thereon, is payable, or impair the right to institute suit for the enforcement of any such payment or redemption thereof, or impair the right to institute suit for the enforcement of the right to convert any Security; or

            (2) modify any of the provisions of this Section, Section 513 or
      Section 1001, except to increase any such percentage or to provide that certain other provisions of this Indenture or the Securities cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby; or

            (3) except as otherwise permitted or contemplated by the Indenture, adversely affect the Purchase Right of the Holders as provided in Article 11 or the right of the Holders to convert any Security as provided in
      Article 12.

      It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

            SECTION 903. Execution of Supplemental Indentures.

      In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying conclusively upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

            SECTION 904. Effect of Supplemental Indentures.

      Upon the execution of any supplemental indenture under this Article, this Indenture and the Securities shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

            SECTION 905. Conformity with Trust Indenture Act.

      Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.

            SECTION 906. Reference in Securities to Supplemental Indentures.

      Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities.

                                  ARTICLE TEN

                                    Covenants

            SECTION 1001. Payment of the Securities.

      The Company shall promptly make all payments in respect of the Securities on the dates and in the manner provided in the Securities or pursuant to this Indenture. Principal, Redemption Price, Purchase Price, Repurchase Price and Interest, if any, shall be considered paid on the applicable date due if on such date (or, in the case of a Purchase Price or Repurchase Price, on the Business Day following the applicable Purchase Date or Fundamental Change Repurchase Date, as the case may be) the Trustee or the Paying Agent holds, in accordance with this Indenture, money or securities, if permitted hereunder, sufficient to pay all such amounts then due.

      The Company shall, to the extent permitted by law, pay Interest on overdue amounts at the rate per annum set forth in Section 1 of the Securities, compounded semiannually, which Interest shall accrue from the date such overdue amount was originally due to the date payment of such amount, including Interest thereon, has been made or duly provided for. All such Interest shall be payable on demand. The accrual of such Interest on overdue amounts shall be in addition to the continued accrual of all other Interest.

            SECTION 1002. Maintenance of Office or Agency.

      The Company will maintain in the City of New York, Borough of Manhattan, an office or agency where Securities may be presented or surrendered for purchase or payment, where Securities may be surrendered for registration of transfer or exchange, where Securities may be surrendered for conversion and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

      The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the City of New York, Borough of Manhattan, for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

            SECTION 1003. Money for Security Payments to Be Held in Trust.

      If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of any payment in respect of any of the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto money and Common Stock sufficient to make the payment so becoming due until such money and Common Stock shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

      Whenever the Company shall have one or more Paying Agents, it will, prior to each due date of any payment in respect of any Securities, deposit with a Paying Agent money and Common Stock sufficient to pay such amount, such money and Common Stock to be held as provided by the Trust Indenture Act, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

      The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will (i) hold in trust for the benefit of Holders or the Trustee all money and Common Stock held by the Paying Agent for the making of payments in respect of the Securities and shall notify the Trustee of any default by the Company in making any such payment, (ii) comply with the provisions of the Trust Indenture Act applicable to it as a Paying Agent and (iii) during the continuance of any default by the Company (or any other obligor upon the Securities) in the making of any payment in respect of the Securities, upon the written request of the Trustee, forthwith pay to the Trustee all money and Common Stock held in trust by such Paying Agent as such.

      The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying

Agent to pay, to the Trustee all money and Common Stock held in trust by the Company or such Paying Agent, such money and Common Stock to be held by the Trustee upon the same trusts as those upon which such money and Common Stock were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

      Any money or Common Stock deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for payment in respect of any Security and remaining unclaimed for two years after such money or Common Stock has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money or Common Stock, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the City of New York, Borough of Manhattan, notice that such money or Common Stock remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money or Common Stock then remaining will be repaid to the Company.

            SECTION 1004. Statement by Officers as to Default.

      The Company will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officers' Certificate, stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

            SECTION 1005. Existence.

      Subject to Article Eight, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its and its Subsidiaries' existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.

            SECTION 1006. Maintenance of Properties.

      The Company will cause all properties used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company from discontinuing the operation or maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any Subsidiary and not disadvantageous in any material respect to the Holders.

            SECTION 1007. Payment of Taxes and Other Claims.

      The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company or any Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

            SECTION 1008. Commission and Other Reports.

      In the event the Company is at any time no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, it shall provide the Trustee with annual and quarterly reports, information, documents and other reports containing substantially the same information as would have been required to be filed with the Commission had the Company continued to have been subject to such reporting requirements. In such event, such reports shall be provided at the times the Company would have been required to provide reports had it continued to have been subject to such reporting requirements. The Company also shall comply with the other provisions of Trust Indenture Act
Section 314(a). Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely conclusively on Officers' Certificates).

            SECTION 1009. Further Instruments and Acts.

      Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

            SECTION 1010. Delivery of Certain Information.

      At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, upon the request of a Holder or any beneficial owner of Securities or holder or beneficial owner of shares of Common Stock issued upon conversion thereof, the Company will promptly furnish or cause to be furnished Rule 144A Information (as defined below) to such Holder or any beneficial owner of Securities or holder or beneficial owner of shares of Common Stock, or to a prospective purchaser of any such security designated by any such holder, as the case may be, to the extent required to permit compliance by any such holder with Rule 144A under the Securities Act in connection with the resale of any such security. "Rule 144A Information" shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act. Whether a person is a beneficial owner shall be determined by the Company to the Company's reasonable satisfaction.

            SECTION 1011. Tax Treatment of Securities.

      The Company agrees, and by acceptance of a beneficial ownership interest in the Securities each Holder of Securities will be deemed to have agreed, for United States federal income tax purposes, (i) to treat the Securities as indebtedness that is subject to United States Treasury Regulation Section 1.1275-4 (the "Contingent Payment Debt Regulations") and, for purposes of the Contingent Payment Debt Regulations, to treat the Fair Market Value of any stock beneficially received by a Holder upon any conversion of the Securities as a contingent payment and (ii) to be bound by the Company's determination of the comparable yield and projected payment schedule, within the meaning of the Contingent Payment Debt Regulations, with respect to the Securities. A Holder of Securities may obtain the Issue Price, Issue Date, comparable yield and projected payment schedule by submitting a written request to the Company at the following address: Henry Schein, Inc., 135 Duryea Road, Melville, New York 11747, Attention: Investor Relations.

                                 ARTICLE ELEVEN

      Redemption of Securities; Repurchase of Securities at the Option of the Holder

            SECTION 1101. Right to Redeem; Notices to Trustee.

      The Company, at its option, may redeem the Securities in accordance with the provisions of Section 4 of the Securities and this Article 11. If the Company elects to so redeem Securities, it shall notify the Trustee in writing of the Redemption Date, the principal amount of Securities to be redeemed and the Redemption Price.

      The election of the Company to redeem any Securities pursuant to this
Section 1101 shall be evidenced by a Board Resolution. The Company shall give the notice to the Trustee provided for in this Section 1101 by a Company Order, at least 45 days before the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee).

            SECTION 1102. Selection of Securities to Be Redeemed.

      If less than all the Outstanding Securities are to be redeemed, unless the procedures of the Depositary provide otherwise, the Trustee shall select the Securities to be redeemed on a pro rata basis (so long as such method is not prohibited by the rules of any stock exchange or quotation system on which the Securities are then listed or quoted, otherwise by lot). The Trustee shall make the selection at least 15 days but not more than 60 days before the Redemption Date from Outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal amount of Securities that have denominations larger than $1,000.

      Securities and portions of them the Trustee selects shall be in principal amounts of $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

      If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed (so far as may be) to be the portion selected for redemption. Securities which have been converted during a selection of Securities to be redeemed may be treated by the Trustee as Outstanding for the purpose of such selection.

            SECTION 1103. Notice of Redemption.

      At least 20 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first-class mail, postage prepaid, to each Holder of Securities to be redeemed, at its address appearing in the Security Register.

      The notice shall identify the Securities to be redeemed (including the CUSIP number(s)) and shall state:

            (1) the Redemption Date;

            (2) the manner of calculating the Redemption Price;

            (3) the Conversion Rate;

            (4) the name and address of the Paying Agent and Conversion Agent;

            (5) that Securities called for redemption may be converted at any time before the close of business on the date that is two Business Days prior to the Redemption Date;

            (6) that Holders who want to convert Securities must satisfy the requirements set forth in Section 7 of the Securities;

            (7) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

            (8) if fewer than all the Outstanding Securities are to be redeemed, the certificate numbers, if any, and principal amounts of the particular Securities to be redeemed;

            (9) that, unless the Company defaults in making payment of such Redemption Price, Interest on Securities called for redemption will cease to accrue from and after the Redemption Date; and

            (10) the CUSIP number(s) of the Securities.

      At the Company's request, the Trustee shall give to each Holder the notice of redemption in the Company's name and at the Company's expense, provided that the Company makes such request in writing at least 15 Business Days prior to the date by which such notice of redemption must be given to Holders in accordance with this Section 1103.

            SECTION 1104. Effect of Notice of Redemption.

      Once notice of redemption is given, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the notice except for Securities which are converted in accordance with the terms of this Indenture. Upon surrender to the Paying Agent (together with all necessary endorsements) at the offices of the Paying Agent, such Securities shall be paid at the Redemption Price stated in the notice.

      If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid, bear Interest from the Redemption Date at the rates borne by the Security.

            SECTION 1105. Deposit of Redemption Price.

      Prior to 10:00 a.m. (New York City Time), on the Redemption Date, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary or an Affiliate of either of them is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the Redemption Price of all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which on or prior thereto have been delivered by the Company to the Trustee for cancellation or have been converted. Promptly after the calculation of the Redemption Price, the Company will give the Trustee and the Paying Agent written notice thereof. The Paying Agent shall as promptly as practicable return to the Company any money not required for that purpose because of conversion of Securities pursuant to Article 12. If such money is then held by the Company in trust and is not required for such purpose it shall be discharged from such trust.

            SECTION 1106. Securities Redeemed in Part.

      Any Security which is to be redeemed only in part shall be surrendered at an office or agency of the Company designated for that purpose pursuant to
Section 1002 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

            SECTION 1107. Purchase of Securities at Option of the Holder.

            (a) General. Securities shall be purchased by the Company pursuant to Section 5 of the Securities and this Article 11 at the option of the Holder on any of the Purchase Dates at a price equal to the Purchase Price on the applicable Purchase Date.

      Purchases of Securities hereunder shall be made, at the option of the Holder thereof, upon:

            (1) delivery to the Paying Agent by the Holder of a written notice of purchase (a "Purchase Notice") at any time from the opening of business on the date that is 20 Business Days prior to a Purchase Date until the close of business on the Business Day prior to such Purchase Date stating:

                  (A) if a Holder holds a Certificated Security, the certificate number of the Security which the Holder will deliver to be purchased, or the appropriate Depositary information, in accordance with appropriate Depositary procedures, if the Security which the Holder will deliver to be purchased is represented by a Global Security;

                  (B) the portion of the principal amount of the Security which the Holder will deliver to be purchased, which portion must be in principal amounts of $1,000 or an integral multiple thereof;

                  (C) that such Security shall be purchased as of the Purchase
            Date pursuant to the terms and conditions specified in this Indenture and in Section 5 of the Securities; and

            (2) delivery of such Security to the Paying Agent prior to, on or after the Purchase Date (together with all necessary endorsements) at the offices of the Paying Agent, such delivery being a condition to receipt by the Holder of the Purchase Price therefor; provided, however, that such Purchase Price shall be so paid pursuant to this Section 1107 only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Purchase Notice, as determined by the Company.

      If a Holder holds a beneficial interest in a Global Security, the Purchase Notice shall comply with the applicable Depositary procedures.

      The Company shall purchase from the Holder thereof, pursuant to this
Section 1107, a portion of a Security, if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security.

      Any purchase by the Company contemplated pursuant to the provisions of this Section 1107 shall be consummated by the delivery of the Purchase Price by the Holder promptly following the later of the Purchase Date and the time of delivery of the Security to the Paying Agent (together with all necessary endorsements) at the offices of the Paying Agent; provided, however, that such Purchase Price shall be not paid pursuant to this Section 1107 only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof set forth in the related Purchase Notice.

      Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Purchase Notice contemplated by this Section 1107(a) shall have the right to withdraw such Purchase Notice at any time prior to the close of business on the Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 1109.

      The Paying Agent shall promptly notify the Company of the receipt by it of any Purchase Notice or written notice of withdrawal thereof.

            (b) Certificate to Trustee. At least three Business Days before each Company Notice Date, the Company shall deliver an Officers' Certificate to the Trustee specifying:

                  (i) the information required by Section 1107(d); and

                  (ii) whether the Company desires the Trustee to give the
            Company Purchase Notice required by Section 1107(d).

            (c) Purchase Price. The Purchase Price of Securities in respect of which a Purchase Notice has been given shall be paid by the Company in U.S. legal tender ("cash") equal to the aggregate Purchase Price of such Securities. The Company Purchase Notice, as provided in Section 1107(d), shall be sent to Holders at their addresses as shown in the Security Register (and to beneficial owners as required by applicable law) not less than 20 Business Days prior to each Purchase Date (each, a "Company Notice Date").

            (d) Company Purchase Notice. In connection with any purchase of Securities pursuant to Section 5 of the Securities and this Section 1107, the Company shall give notice to Holders setting forth information specified in this
Section 1107(d) (the "Company Purchase Notice").

      Each Company Purchase Notice shall include a form of Purchase Notice to be completed by a Holder and shall state:

                  (i) the Purchase Price and the Conversion Rate;

                  (ii) the name and address of the Paying Agent and the
            Conversion Agent;

                  (iii) that Securities as to which a Purchase Notice has been given may be converted if they are otherwise convertible only in accordance with Article 12 hereof and Section 7 of the Securities if the applicable Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

                  (iv) that Securities must be surrendered to the Paying Agent to collect payment;

                  (v) that the Purchase Price for any Security as to which a
            Purchase Notice has been given and not withdrawn will be paid promptly following the later of the Purchase Date and the time of surrender of such Security as described in (iv);

                  (vi) the procedures the Holder must follow to exercise rights under Section 1107 and a brief description of those rights;

                  (vii) briefly, the conversion rights of the Securities;

                  (viii) the procedures for withdrawing a Purchase Notice;

                  (ix) that, unless the Company defaults in making payment on
            Securities for which a Purchase Notice has been submitted, all Interest on such Securities will cease to accrue immediately after the Purchase Date; and

                  (x) the CUSIP number(s) of the Securities.

      At the Company's request, the Trustee shall give such Company Purchase Notice in the Company's name and at the Company's expense; provided, however, that, in all cases, the text of such Company Purchase Notice shall be prepared by the Company.

            (e) Procedure upon Purchase. The Company shall deposit cash, at the time and in the manner as provided in Section 1110, sufficient to pay the aggregate Purchase Price of all Securities to be purchased pursuant to this
Section 1107.

            SECTION 1108. Purchase of Securities at Option of the Holder upon
                          Fundamental Change.

            (a) If there shall occur a Fundamental Change at any time prior to maturity of the Securities, then each Holder shall have the right, at such Holder's option, to require the Company to repurchase all of such Holder's Securities, or any portion thereof that is a multiple of $1,000 principal amount, on a date (the "Fundamental Change Repurchase Date") specified by the Company, that is not less than 20 Business Days nor more than 35 Business Days after the date of the Company Repurchase Notice related to such Fundamental Change (or, if such day is not a Business Day, the next succeeding Business Day) at a repurchase price (the "Repurchase Price") equal to 100% of the principal amount of the Securities being repurchased, plus accrued and unpaid Interest to, but excluding, the Fundamental Change Repurchase Date and a Make Whole Premium, if any, calculated in accordance with the provisions of Section 1301, in each case, subject to the satisfaction by the Holder of the requirements set forth in
Section 1108(c); provided that if such Fundamental Change Repurchase Date falls after a Record Date and on or prior to the corresponding Interest Payment Date, then the Interest payable on such Interest Payment Date shall be paid to the Holders of record of the Securities on the applicable Record Date instead of the Holders surrendering the Securities for repurchase on such date.

            (b) On or before the tenth Business Day after the occurrence of a Fundamental Change, the Company shall mail or cause to be mailed to all Holders of record on the date of the Fundamental Change (and to beneficial owners as required by applicable law) a Company Purchase Notice as set forth in Section 1107(d) but also including a description of the event causing the Fundamental Change (the "Company Repurchase Notice"). The Company shall also deliver a copy of the Company Repurchase Notice to the Trustee and the Paying Agent at such time as it is mailed to Holders. Concurrently with the mailing of such Company Repurchase Notice, the Company shall issue a press release announcing such Fundamental Change referred to in the Company Repurchase Notice, the form and content of which press release shall be determined by the Company in its sole discretion. The failure to issue any such press release or any defect therein shall not affect the validity of the Company Repurchase Notice or any proceedings for the repurchase of any Security which any Holder may elect to have the Company redeem as provided in this Section 1108.

      No failure of the Company to give the foregoing notices and no defect therein shall limit the Holders' repurchase rights or affect the validity of the proceedings for the repurchase of the Securities pursuant to this Section 1108.

            (c) For a Security to be so repurchased at the option of the holder, the holder must deliver to the Paying Agent, prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Fundamental Change Repurchase Date, (i) a written notice of repurchase (the "Repurchase Notice") in the form set forth on the reverse of the Security duly completed (if the Security is certificated) or stating the following (if the Security is represented by a Global Security): (A) if a Holder holds a Certificated Security, the certificate number of the Security which the holder will deliver to be repurchased or the appropriate Depositary procedures, (B) the portion of the principal amount of the Security which the holder will deliver to be repurchased, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000 and (C) that such Security shall be repurchased as of the Fundamental Change Repurchase Date pursuant to the terms and conditions specified in the Security and in this Indenture. If a Holder holds a beneficial interest in a Global Security, the Repurchase Notice shall comply with the applicable Depositary procedures. The delivery of such Security to the Paying Agent with, or at any time after delivery of, the Repurchase Notice (together with all necessary endorsements) at the office of the Paying Agent or book-entry transfer of such Security (if such Security is represented by a Global Security) shall be a condition to the receipt by the holder of the Repurchase Price therefore; provided, however, that such Repurchase Price shall be so paid pursuant to this Section 1108 only if the Securities so delivered to the Paying Agent shall conform in all respects to the description thereof in the Repurchase Notice. All questions as to the validity, eligibility (including time of receipt) and acceptance of any Security for repurchase shall be determined by the Company, whose determination shall be final and binding absent manifest error.

            (d) The Company shall repurchase from the holder thereof, pursuant to this Section 1108, a portion of a Security, if the principal amount of such portion is $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to the repurchase of all of a Security also apply to the repurchase of such portion of such Security.

            (e) The Paying Agent shall promptly notify the Company of the receipt by it of any Repurchase Notice or written notice of withdrawal thereof.

      Any repurchase by the Company contemplated pursuant to the provisions of this Section 1108 shall be consummated by the delivery of the consideration to be received by the holder promptly following the later of the Fundamental Change Repurchase Date and the time of the book-entry transfer or delivery of the Security. Payment of the Repurchase Price for a Security for which a Repurchase Notice has been delivered and not withdrawn is conditioned upon book-entry transfer or delivery of the Securities, together with necessary endorsements, to the Paying Agent.

            SECTION 1109. Effect of Purchase Notice or Repurchase Notice.

      Upon receipt by the Paying Agent of the Purchase Notice or Repurchase Notice specified in Section 1107(a) or Section 1108(c), as applicable, the Holder of the Security in respect of which such Purchase Notice or Repurchase Notice, as the case may be, was given shall (unless such Purchase Notice or Repurchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Purchase Price or Repurchase Price, as the case may be, with respect to such Security (unless the Company shall default in the payment of the Purchase Price or Repurchase Price, as the case may be). Such Purchase Price or Repurchase Price shall be paid to such Holder, subject to receipt of funds and/or securities by the Paying Agent, promptly following the later of (x) the Purchase Date or the Fundamental Change Repurchase Date, as the case may be, with respect to such Security (provided the conditions in Section 1107(a) or Section 1108(c), as applicable, have been satisfied) and (y) the time of delivery of such Security to the Paying Agent by the Holder thereof in the manner required by Section 1107(a) or Section 1108(c), as applicable. Securities in respect of which a Purchase Notice or Repurchase Notice, as the case may be, has been given by the Holder thereof may not be converted pursuant to Article 12 hereof on or after the date of the delivery of such Purchase Notice or Repurchase Notice, as the case may be, unless such Purchase Notice or Repurchase Notice, as the case may be, has first been validly withdrawn as specified in the following two paragraphs.

      A Purchase Notice or Repurchase Notice, as the case may be, may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Purchase Notice or Repurchase Notice, as the case may be, at any time prior to the close of business on the Business Day preceding the Purchase Date or the Fundamental Change Repurchase Date, as the case may be, specifying:

            (1) if a Holder holds a Certificated Security, the certificate number, if any, of the Security in respect of which such notice of withdrawal is being submitted, or the appropriate Depositary information, in accordance with appropriate Depositary procedures, if the Security in respect of which such notice of withdrawal is being submitted is represented by a Global Security,

            (2) the principal amount of the Security with respect to which such notice of withdrawal is being submitted, and

            (3) the principal amount, if any, of such Security which remains subject to the original Purchase Notice or Repurchase Notice, as the case may be, and which has been or will be delivered for purchase by the Company.

      There shall be no purchase of any Securities pursuant to Section 1107 if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such Securities, of the required Purchase Notice) and is continuing an Event of Default (other than a default in the payment of the Purchase Price with respect to such Securities). The Paying Agent will promptly return to the respective Holders thereof any Securities (x) with respect to which a Purchase Notice has been withdrawn in compliance with this Indenture, or
(y) held by it during the continuance of an Event of Default (other than a default in the payment of the Purchase Price with respect to such Securities) in which case, upon such return, the Purchase Notice with respect thereto shall be deemed to have been withdrawn.

            SECTION 1110. Deposit of Purchase Price.

      Prior to 10:00 a.m. (local time in the City of New York) on the Business Day following the Purchase Date or the Fundamental Change Repurchase Date, as the case may be, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a

Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 1003) an amount of cash (in immediately available funds if deposited on such Business Day) sufficient to pay the aggregate Purchase Price or Repurchase Price, as the case may be, of all the Securities or portions thereof which are to be purchased as of the Purchase Date or Fundamental Change Repurchase Date, as the case may be.

            SECTION 1111. Securities Purchased in Part.

      Any Certificated Security which is to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered which is not purchased.

            SECTION 1112. Covenant to Comply With Securities Laws Upon Purchase
                          of Securities.

      When complying with the provisions of Section 1107 or 1108 hereof (provided that such offer or purchase constitutes an "issuer tender offer" for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), the Company shall (i) comply with Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act which may then be applicable,
(ii) if necessary, file the related Schedule TO (or any successor schedule, form or report) or any other required schedule or form under the Exchange Act, and
(iii) otherwise comply with all Federal and state securities laws so as to permit the rights and obligations under Sections 1107 and 1108 to be exercised in the time and in the manner specified in Sections 1107 and 1108.

            SECTION 1113. Repayment to the Company.

      The Trustee and the Paying Agent shall return to the Company any cash that remains unclaimed as provided in Section 11 of the Securities, together with Interest thereon (subject to the provisions of Section 606), held by them for the payment of the Purchase Price or Repurchase Price, as the case may be; provided, however, that to the extent that the aggregate amount of cash deposited by the Company pursuant to Section 1110 exceeds the aggregate Purchase Price or Repurchase Price, as the case may be, of the Securities or portions thereof which the Company is obligated to purchase as of the Purchase Date or Fundamental Change Repurchase Date, as the case may be, then, unless otherwise agreed in writing with the Company, promptly after the Business Day following the Purchase Date or Fundamental Change Repurchase Date, as the case may be, the Trustee shall return any such excess to the Company together with interest, if any, thereon (subject to the provisions of Section 606).

                                 ARTICLE TWELVE

                                   Conversions

            SECTION 1201. Conversion Privilege.

            (a) Subject to and upon compliance with the provisions of this
Article 12, at the option of the Holder, any Securities or any portion of the principal amount thereof which is an integral multiple of $1,000 may be converted at the principal amount thereof, or of such portion thereof, into duly authorized, fully paid and nonassessable shares of Common Stock, at the Conversion Rate in effect at the time of conversion:

            (1) during any fiscal quarter, if the Closing Price of the Common Stock for a period of at least 20 Trading Days in the period of 30 consecutive Trading Days ending on the last Trading Day of the preceding fiscal quarter is more than 130% of the Conversion Price on that 30th Trading Day;

            (2) during the five Business Day period following any 10 consecutive Trading-Day period in which the average of the Trading Prices for the Securities for that 10 Trading-Day period was less than 98% of the Average Conversion Value of the Securities during that period; provided, however, that after August 15, 2029, if, on the date of any conversion pursuant to this Section 1201(a)(2), the Securities are not otherwise convertible and the Closing Price of the Common Stock is between the Conversion Price and 130% of the Conversion Price, the Company shall satisfy its Conversion Obligation, with respect to the principal amount of the Securities being converted in cash with any remaining amount to be satisfied in shares of Common Stock;

            (3) if the Company has called the Securities for redemption;

            (4) if a Fundamental Change occurs, at any time beginning 15 calendar days prior to the date announced by the Company as the anticipated effective date of the Fundamental Change and until and including the date which is 15 calendar days after the date that is the Effective Date; or

            (5) upon the occurrence of the corporate transactions specified in clause (b) of this Section 1201.

      Subject to the next succeeding paragraph, the Conversion Agent shall, on behalf of the Company, determine on a daily basis whether the Securities shall be convertible as a result of the occurrence of an event specified in clauses
(1) or (2) above and, if the Securities shall be so convertible, the Company shall promptly deliver to the Trustee written notice thereof. Whenever the Securities shall become convertible pursuant to Section 1201, the Company or, at the Company's written request, the Trustee in the name and at the expense of the Company, shall notify the Trustee and the Holders of the event triggering such convertibility in the manner provided in Section 105, and the Company shall also publicly announce such information and publish it on the Company's web site.

      Notwithstanding the foregoing, pursuant to an event specified in clause
(2) above, the Conversion Agent shall have no obligation to determine the Trading Price of the Securities unless the Company has requested that it make such determination; and the Company has no obligation to make such request unless so requested by a Holder. At such time as a written request is made by a Holder, the Company shall instruct the Conversion Agent to determine the Trading Price per Security beginning on the next Trading Day and on each successive Trading Day until the Trading Price per Security is greater than or equal to 98% of the Average Conversion Value for 10 consecutive Trading Days.

      Any notice so given shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. Except as expressly set forth in this paragraph, the Trustee (in any of its capacities hereunder) shall have no duty to determine the convertibility of any of the Securities.

            (b) In addition, in the event that:

            (1) (A) the Company makes a distribution of rights or warrants described in Section 1203(c), which rights or warrants are exercisable for a period expiring within 60 days of the date of distribution or (B) the Company makes a distribution described in Section 1203(d) and the Fair Market Value per share of such distribution exceeds 5% of the Closing Price of a share of Common Stock on the Business Day immediately preceding the date of declaration of such distribution, then, in each case, the Securities may be surrendered for conversion at any time on and after the date that the Company gives notice to the Holders of such right, which shall be not less than 20 days prior to the Ex-Dividend Time for such distribution, until the earlier of the close of business on the Business Day immediately preceding the Ex-Dividend Time or the date the Company announces that such distribution will not take place, or

            (2) the Company consolidates with or merges into another Corporation, or is a party to a binding share exchange pursuant to which the shares of Common Stock would be converted into cash, securities or other property as set forth in Section 1204 hereof, then the Securities may be surrendered for conversion at any time from and after the date which is 15 days prior to the date announced by the Company as the anticipated effective time of such transaction until 15 days after the actual effective date of such transaction.

      The "Conversion Rate" means the number of shares of Common Stock issuable upon conversion of a Security per $1,000 of principal amount thereof, which shall be as set forth initially in Section 7 of the Securities, subject to adjustment as herein set forth. The Company shall provide the Trustee and the Conversion Agent with the initial Conversion Rate and shall notify each of them of any change in the Conversion Rate, in writing, on or before the date such new Conversion Rate becomes effective.

      Notwithstanding any other provision of the Securities or this Indenture, all Holders' rights with respect to conversion of the Securities and the Company's obligation to deliver with any remaining amount to be satisfied in shares of Common Stock upon such conversion (the "Conversion Obligation"), are subject, in their entirety, to the Company's right, in its sole and absolute discretion, to elect to satisfy such Conversion Obligation in any manner permitted pursuant to Section 1210.

            SECTION 1202. Conversion Procedure; Conversion Price; Fractional
                          Shares.

            (a) Each Security shall be convertible at the office of the Conversion Agent into fully paid and nonassessable shares (calculated to the nearest 1/100th of a share) of Common Stock. The number of shares of Common Stock issuable upon conversion of a Security per $1,000 principal amount thereof shall be equal to the Conversion Rate. No payment or adjustment shall be made in respect of dividends on the Common Stock or Interest on a converted Security, except as described in Section 1209 hereof. The Company shall not issue any fraction of a share of Common Stock in connection with any conversion of Securities, but instead shall, subject to Section 1203(h) hereof, make a cash payment (calculated to the nearest cent) equal to such fraction multiplied by the Closing Price of the Common Stock on the last Trading Day prior to the date of conversion. Notwithstanding the foregoing, a Security in respect of which a Holder has delivered a Purchase Notice or a Repurchase Notice exercising such Holder's option to require the Company to repurchase such Securities may be converted only if such notice of exercise is withdrawn in accordance with
Section 1109 hereof.

            (b) Before any Holder of a Securities shall be entitled to convert the same into Common Stock, such Holder shall, in the case of Global Securities, comply with the procedures of the Depositary in effect at that time, and in the case of Certificated Securities, surrender such Securities, duly endorsed to the Company or in blank, at the office of the Conversion Agent, and shall complete the conversion notice on the back of such Securities (or a facsimile thereof) or provide such other written notice as is acceptable to the Company, and deliver such notice to the Company at said office or place that such Holder elects to convert the same and shall state in writing therein the principal amount of Securities to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for Common Stock to be issued.

      Before any such conversion, a Holder also shall pay all funds required, if any, relating to Interest on the Securities, as provided in Section 1209, and all taxes or duties, if any, as provided in Section 1208.

      If more than one Security shall be surrendered for conversion at one time by the same Holder, the number of full shares of Common Stock which shall be deliverable upon conversion shall be computed on the basis of the total principal amount of the Securities (or specified portions thereof to the extent permitted thereby) so surrendered. Subject to the next succeeding sentence, the Company will, as soon as practicable thereafter, issue and deliver at said office or place to such Holder, or to such Holder's nominee or nominees, certificates for the number of full shares of Common Stock to which such Holder shall be entitled as aforesaid, together with cash in lieu of any fraction of a share to which such Holder would otherwise be entitled. The Company shall not be required to deliver certificates for shares of Common Stock while the stock transfer books for such stock or the Security Register are duly closed for any purpose, but certificates for shares of Common Stock shall be issued and delivered as soon as practicable after the opening of such books or Security Register.

            (c) A Security shall be deemed to have been converted as of the close of business on the date on which all of the requirements referred to in
Section 1202(b) required to be
performed by the Holder have been satisfied, and the Person or Persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record Holder or Holders of such Common Stock as of the close of business on such date.

            (d) In case any Securities shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the Securities so surrendered, without charge to such Holder (subject to the provisions of Section 1208 hereof), new Securities in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Securities.

            SECTION 1203. Adjustments of Conversion Rate for Common Stock.

      The Conversion Rate shall be adjusted from time to time as follows:

            (a) In case the Company shall hereafter pay a dividend or make a distribution to all holders of its outstanding Common Stock in shares of Common Stock, the Conversion Rate in effect at the opening of business on the date following the date fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be adjusted by multiplying such Conversion Rate by a fraction:

            (1) the numerator of which shall be the sum of (i) the number of shares of Common Stock outstanding at the close of business on the Common Stock Record Date (as defined in Section 1203(g)) fixed for such determination plus (ii) the total number of shares of Common Stock constituting such dividend or other distribution; and

            (2) the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on such Common Stock Record Date.

      Such adjustment shall become effective immediately after the opening of business on the day following the Common Stock Record Date. If any dividend or distribution of the type described in this Section 1203(a) is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate which would then be in effect if such dividend or distribution had not been declared.

            (b) In case the outstanding Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and conversely, in case the outstanding Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

            (c) In case the Company shall issue rights or warrants (other than any rights or warrants referred to in Section 1203(d)) to all holders of its outstanding Common Stock entitling them to subscribe for or purchase Common Stock (or securities convertible into

Common Stock) at a price per share (or having a conversion price per share) less than the Current Market Price (as defined in Section 1203(g)) on the Common Stock Record Date fixed for the determination of shareholders entitled to receive such rights or warrants, the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect at the opening of business on the date after such Common Stock Record Date by a fraction:

            (1) the numerator of which shall be the sum of (i) the number of shares of Common Stock outstanding at the close of business on the Common Stock Record Date, plus (ii) the total number of additional shares of Common Stock so offered for subscription or purchase (or into which the convertible securities so offered are convertible); and

            (2) the denominator of which shall be the sum of (i) the number of shares of Common Stock outstanding on the close of business on the Common Stock Record Date, plus (ii) the total number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered for subscription or purchase (or the aggregate conversion price of the convertible securities so offered) would purchase at such Current Market Price.

      Such adjustment shall become effective immediately after the opening of business on the day following the Common Stock Record Date fixed for determination of shareholders entitled to receive such rights or warrants. To the extent that shares of Common Stock (or securities convertible into shares of Common Stock) are not delivered pursuant to such rights or warrants, upon the expiration or termination of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of Common Stock (or securities convertible into shares of Common Stock) actually delivered. In the event that such rights or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such date fixed for the determination of shareholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Current Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants, the value of such consideration if other than cash, to be determined by the Board of Directors.

            (d) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock any class of Capital Stock of the Company or evidences of its Indebtedness, cash or other assets, including securities, but excluding (1) any rights or warrants referred to in Section 1203(c), (2) dividends or distributions of Common Stock, securities or other property or assets (including cash) in connection with a reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance to which Section 1204 applies, (3) dividends and distributions paid exclusively in cash and (4) dividends or distributions to which Section 1203(a) applies (such capital stock, evidence of its Indebtedness, cash, dividends, other assets or securities being distributed hereinafter in this Section 1203(d) called the "distributed assets"), then, in each such case, subject to the second succeeding paragraph of this Section 1203(d), the Conversion Rate shall be adjusted so that the same shall be equal to the rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on the Common Stock Record Date (as defined in Section 1203(g)) with respect to such distribution by a fraction:

            (1) the numerator of which shall be the Current Market Price (determined as provided in Section 1203(g)) on such date; and

            (2) the denominator of which shall be (i) such Current Market Price, less (ii) the Fair Market Value on such date of the portion of the distributed assets so distributed applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding on the Common Stock Record Date).

      Such adjustment shall become effective immediately prior to the opening of business on the day following the Common Stock Record Date. However, in the event that (i) the then Fair Market Value of the portion of the distributed assets so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price on the Common Stock Record Date or (ii) the Current Market Price exceeds the Fair Market Value of the distributed assets by less than $1.00, then, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion of a Security (or any portion thereof), in addition to the shares of Common Stock due upon such conversion, the kind and amount of distributed assets such Holder would have received had such Holder converted such Security (or portion thereof) immediately prior to such Common Stock Record Date. In the event that such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate, which would then be in effect if such dividend or distribution had not been declared.

      If the Board of Directors determines the Fair Market Value of any distribution for purposes of this Section 1203(d) by reference to the actual or when-issued trading market for any distributed assets comprising all or part of such distribution, it must in doing so consider the prices in such market over the same period (the "Reference Period") used in computing the Current Market Price pursuant to Section 1203(g) to the extent possible, unless the Board of Directors in a Board Resolution determines in good faith that determining the Fair Market Value during the Reference Period would not be in the best interest of the Holders.

      In the event any such dividend or distribution consists of shares of capital stock of, or similar equity interests in, one or more of the Company's Subsidiaries (a "Spin-Off"), the Fair Market Value of the securities to be distributed shall equal the average of the closing sale prices of such securities on the principal securities market on which such securities are traded for the 10 consecutive Trading Days commencing on and including the fifth day of trading of those securities after the date on which "ex dividend" trading commences for such dividend or distribution, and the Current Market Price shall be measured for the same period.

      Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company's Common Stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("Trigger Event"):

            (1) are deemed to be transferred with such Common Stock;

            (2) are not exercisable; and

            (3) are also issued in respect of future issuances of Common Stock;

shall be deemed not to have been distributed for purposes of this Section 1203(d) (and no adjustment to the Conversion Rate under this Section 1203(d) will be required) until the occurrence of the earliest Trigger Event. If such right or warrant is subject to subsequent events, upon the occurrence of which such right or warrant shall become exercisable to purchase different distributed assets, evidences of Indebtedness or other assets or entitle the holder to purchase a different number or amount of the foregoing or to purchase any of the foregoing at a different purchase price, then the occurrence of each such event shall be deemed to be the date of issuance and record date with respect to a new right or warrant (and a termination or expiration of the existing right or warrant without exercise by the holder thereof).

      In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto, that resulted in an adjustment to the Conversion Rate under this Section 1203(d):

            (1) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or Repurchase Price received by a holder of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase; and

            (2) in the case of such rights or warrants which shall have expired or been terminated without exercise, the Conversion Rate shall be readjusted as if such rights and warrants had never been issued.

      For purposes of this Section 1203(d) and Sections 1203(a), 1203(b) and 1203(c), any dividend or distribution to which this Section 1203(d) is applicable that also includes Common Stock, a subdivision or combination of Common Stock to which Section 1203(b) applies, or rights or warrants to subscribe for or purchase Common Stock to which Section 1203(c) applies (or any combination thereof), shall be deemed instead to be:

            (1) a dividend or distribution of the evidences of Indebtedness, assets, shares of capital stock, rights or warrants, other than such Common Stock, such subdivision or combination or such rights or warrants to which Sections 1203(a), 1203(b) and 1203(c) apply, respectively (and any Conversion Rate increase required by this Section 1203(d) with respect to such dividend or distribution shall then be made), immediately followed by

            (2) a dividend or distribution of such Common Stock, such subdivision or combination or such rights or warrants (and any further Conversion Rate increase required by Sections 1203(a), 1203(b) and 1203(c) with respect to such dividend or distribution shall then be made), except:

                  (A) the Common Stock Record Date of such dividend or
            distribution shall be substituted as (x) "the date fixed for the determination of shareholders entitled to receive such dividend or other distribution", "Common Stock Record Date fixed for such determinations" and "Common Stock Record Date" within the meaning of
            Section 1203(a); (y) "the day upon which such subdivision becomes effective" and "the day upon which such combination becomes effective" within the meaning of Section 1203(b); and (z) as "the date fixed for the determination of shareholders entitled to receive such rights or warrants", "the Common Stock Record Date fixed for the determination of the shareholders entitled to receive such rights or warrants" and such "Common Stock Record Date" within the meaning of Section 1203(c); and

                  (B) any Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of Section 1203(a) and any reduction or increase in the number of shares of Common Stock resulting from such subdivision or combination shall be disregarded in connection with such dividend or distribution.

            (e) In case the Company shall, by dividend or otherwise, make a distribution to all holders of its Common Stock of cash (excluding any cash that is distributed upon a reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance to which Section 1204 applies or as part of a distribution referred to in Section 1203(d)), the Conversion Rate shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Rate in effect immediately prior to the close of business on such Common Stock Record Date by a fraction:

            (1) the numerator of which shall be equal to the Current Market Price on the Common Stock Record Date, and

            (2) the denominator of which shall be equal to (i) the Current Market Price on such date, less (ii) an amount equal to such dividend or distribution.

In the event that such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

            (f) In case a tender offer made by the Company or any of its Subsidiaries for all or any portion of the shares of Common Stock shall expire and such tender offer (as amended upon the expiration thereof) shall require the payment to shareholders (based on the acceptance (up to any maximum specified in the terms of the tender offer) of shares tendered) of an aggregate consideration having a Fair Market Value that combined together with:

            (1) the aggregate of the cash plus the Fair Market Value, as of the expiration of such tender offer, of consideration payable in respect of any other tender offers, by the Company or any of its Subsidiaries for all or any portion of the Common Stock expiring within the 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to this
      Section 1203(f) has been made; and

            (2) the aggregate amount of any distributions referred to in Section 1203(e) to all holders of shares of Common Stock made exclusively in cash within 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to Section 1203(e) has been made;

exceeds 5% of the product of the Current Market Price of the Common Stock (determined as provided in Section 1203(g)) as of the last time (the "Expiration Time") tenders could have been made pursuant to such tender offer (as it may be amended) times the number of shares of Common Stock outstanding on the Expiration Time (such excess, the "Excess Amount"), then, and in each such case, immediately prior to the opening of business on the day after the date of the Expiration Time, the Conversion Rate shall be adjusted so that the same shall equal the number determined by multiplying the Conversion Rate in effect immediately prior to close of business on the date of the Expiration Time by a fraction:

            (3) the numerator of which shall be the product of (i) the number of shares of Common Stock outstanding (including any tendered shares of Common Stock) at the Expiration Time and (ii) the Current Market Price of the Common Stock at the Expiration Time; and

            (4) the denominator shall be (x) the product of (1) the number of shares of Common Stock outstanding (including any tendered shares of Common Stock) at the Expiration Time and (2) the Current Market Price of the Common Stock at the Expiration Time less (y) the Excess Amount.

      Such increase (if any) shall become effective immediately prior to the opening of business on the day following the Expiration Time. In the event that the Company is obligated to purchase Common Stock pursuant to any such tender offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all or a portion of such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such (or such portion of the) tender offer had not been made. If the application of this Section 1203(f) to any tender offer would result in a reduction in the Conversion Rate, no adjustment shall be made for such tender offer under this Section 1203(f).

            (g) For purposes of this Section 1203, the following terms shall have the meanings indicated:

      "Current Market Price" of a share of Common Stock shall mean the average of the daily Closing Prices per share of Common Stock for the ten (10) consecutive Trading Days immediately prior to the date in question; provided, however, that if:

            (1) the "ex" date (as hereinafter defined) for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Rate pursuant to Section 1203(a), (b), (c),
      (d), (e) or (f) occurs during such 10 consecutive Trading Days, the Closing Price for each Trading Day prior to the "ex" date for such other event shall be adjusted by dividing such Closing Price by the same fraction by which the Conversion Rate is so required to be adjusted as a result of such other event;

            (2) the "ex" date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Rate pursuant to Section 1203(a), (b), (c), (d), (e) or (f) occurs on or after the "ex" date for the issuance or distribution requiring such computation and prior to the day in question, the Closing Price for each Trading Day on and after the "ex" date for such other event shall be adjusted by dividing such Closing Price by the reciprocal of the fraction by which the Conversion Rate is so required to be adjusted as a result of such other event; and

            (3) the "ex" date for the issuance or distribution requiring such computation is prior to the day in question, after taking into account any adjustment required pursuant to clause (1) or (2) of this proviso, the Closing Price for each Trading Day on or after such "ex" date shall be adjusted by adding thereto the amount of any cash and the Fair Market Value (as determined in a manner consistent with any determination of such value for purposes of Section 1203(d) or (f)) of the evidences of Indebtedness, cash or assets applicable to one share of Common Stock as of the close of business on the day before such "ex" date.

For purposes of any computation under Section 1203(f), if the "ex" date for any event (other than the tender offer requiring such computation) that requires an adjustment to the Conversion Rate pursuant to Section 1203(a), (b), (c), (d),
(e) or (f) occurs on or after the Expiration Time for the tender or exchange offer requiring such computation and prior to the day in question, the Closing Price for each Trading Day on and after the "ex" date for such other event shall be adjusted by dividing such Closing Price by the reciprocal of the fraction by which the Conversion Rate is so required to be adjusted as a result of such other event. For purposes of this paragraph, the term "ex" date, when used:

            (1) with respect to any issuance or distribution, means the first date on which the shares of Common Stock trade regular way on the relevant exchange or in the relevant market from which the Closing Price was obtained without the right to receive such issuance or distribution;

            (2) with respect to any subdivision or combination of shares of Common Stock, means the first date on which the shares of Common Stock trade regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective; and

            (3) with respect to any tender or exchange offer, means the first date on which the shares of Common Stock trade regular way on such exchange or in such market after the Expiration Time of such offer.

Notwithstanding the foregoing, whenever successive adjustments to the Conversion Rate are called for pursuant to this Section 1203, such adjustments shall be made to the Current Market Price as may be necessary or appropriate to effectuate the intent of this Section 1203 and to avoid unjust or inequitable results as determined in good faith by the Board of Directors.

            (1) "Fair Market Value" shall mean the amount which a willing buyer would pay a willing seller in an arm's length transaction, as determined by the Board of Directors, whose determination shall be conclusive and set forth in a Board Resolution.

            (2) "Common Stock Record Date" shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of shareholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

            (h) The Company shall be entitled to make such additional increases in the Conversion Rate, in addition to those required by Sections 1203(a), (b),
(c), (d), (e) and (f), as the Board of Directors deems advisable in order to avoid or diminish any United States federal income tax to holders of Common Stock that may result from any dividend or distribution of Common Stock, any subdivision, reclassification or combination of shares of Common Stock or any issuance of rights or warrants referred to above.

            (i) To the extent permitted by applicable law, the Company from time to time may increase the Conversion Rate by any amount for any period of time if the period is at least 20 days and the increase is irrevocable during the period and the Board of Directors determines in good faith that such increase would be in the best interests of Holders, which determination shall be conclusive and set forth in a Board Resolution. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall mail to the Trustee and each Holder at the address of such Holder as it appears in the Securities Register at least 15 days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

            (j) No adjustment in the Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least 1% in the Conversion Rate; provided, however, that any adjustments which by reason of this
Section 1203(j) are not required to be made shall be carried forward and taken into account in any subsequent adjustment and provided, further, that all adjustments carried forward shall be made no later than the earlier of (x) the one year anniversary of the date of the first such adjustment carried forward and (y) the date, if any, on which the Company has delivered a notice to Holders pursuant to Section 1103 of this Indenture, regardless of whether the aggregate amount is less than 1%.

            (k) In any case in which this Section 1203 shall require that any adjustment be made effective as of or retroactive immediately following a Common Stock Record Date, the Company may elect to defer (but only for five Trading Days following the filing of the statement referred to in Section 1205) issuing to the Holder of any Securities converted after such Common Stock Record Date the shares of Common Stock issuable upon such conversion over and above the shares of Common Stock issuable upon such conversion on the basis of the Conversion Rate prior to adjustment; provided, however, that the Company shall deliver to such Holder a due bill or other appropriate instrument evidencing such Holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

            (l) For purposes of this Section 1203, the number of shares of Common Stock at any time outstanding shall not include Common Stock held in the treasury of the Company but shall include Common Stock issuable in respect of certificates issued in lieu of fractions of Common Stock. All calculations under this Section 1203 shall be made to the nearest cent or one-hundredth of a share, with one-half cent and 0.005 of a share, respectively, being rounded upward.

            (m) If a distribution date for rights issued pursuant to a Company shareholders rights agreement occurs prior to the date a Security is converted and the Holders of Securities that convert such Securities after the distribution date are not entitled to receive the rights that would otherwise be attached (but for the date of conversion) to the Common Stock received upon such conversion, then an adjustment shall be made to the Conversion Rate pursuant to clause 1203(c) as if the rights were being distributed to the holders of the Common Stock immediately prior to such conversion. If such an adjustment is made and the rights are later redeemed, invalidated or terminated, then a corresponding reversing adjustment shall be made to the Conversion Rate, on an equitable basis, to take account of such event.

            (n) In no event will the Company take any action that would require adjustment to the Conversion Rate, nor will the Company adjust the Conversion Rate, if such Conversion Rate adjustment would require the Company to issue, upon conversion of the Securities, a number of shares of Common Stock that would require the Company to obtain prior shareholder approval under the rules and regulations of the Nasdaq National Market, and, if applicable, the rules of the exchange or quotation system on which the Company's Common Stock is then traded, without obtaining such prior shareholder approval.

            SECTION 1204. Consolidation or Merger of the Company.

      If any of the following events occur, namely:

            (1) any reclassification or change of the outstanding Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination);

            (2) any merger, consolidation, statutory share exchange or combination of the Company with another Corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock; or

            (3) any sale or conveyance of the properties and assets of the Company as, or substantially as, an entirety to any other Corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock;

the Company or the successor or purchasing Corporation, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture, if such supplemental indenture is then required to so comply) providing that such Securities shall be convertible into the kind and amount of shares of stock and other securities or property or assets (including cash) which such Holder would have been entitled to receive upon such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance had such Securities been converted into Common Stock immediately prior to such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance assuming such holder of Common Stock did not exercise its rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such merger, consolidation, statutory share exchange, sale or conveyance (provided, that if the kind or amount of securities, cash or other property receivable upon such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised ("Non-Electing Share"), then for the purposes of this Section 1204, the kind and amount of securities, cash or other property receivable upon such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance for each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-Electing Shares). Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 12. If, in the case of any such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance, the stock or other securities and assets receivable thereupon by a holder of Common Stock includes shares of stock or other securities and assets of a Corporation other than the successor or purchasing Corporation, as the case may be, in such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance, then such supplemental indenture shall also be executed by such other Corporation and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including to the extent practicable the provisions providing for the repurchase rights set forth in Article 12 hereof.

      The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at the address of such Holder as it appears on the Securities Register, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

      The above provisions of this Section 1204 shall similarly apply to successive reclassifications, mergers, consolidations, statutory share exchanges, combinations, sales and conveyances.

      If this Section 1204 applies to any event or occurrence, Section 1203 shall not apply.

            SECTION 1205. Notice of Adjustment.

      Whenever an adjustment in the Conversion Rate with respect to the Securities is required:

            (1) the Company shall forthwith place on file with the Trustee and any Conversion Agent for such Securities a certificate of the Treasurer of the Company, stating the adjusted Conversion Rate determined as provided herein and setting forth in reasonable detail such facts as shall be necessary to show the reason for and the manner of computing such adjustment; and

            (2) a notice stating that the Conversion Rate has been adjusted and setting forth the adjusted Conversion Rate shall forthwith be given by the Company or, at the Company's written request, by the Trustee in the name and at the expense of the Company, to each Holder in the manner provided in Section 107. Any notice so given shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice.

            SECTION 1206. Notice in Certain Events.

      In case:

            (1) of a consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or of the sale or conveyance to another Person or entity or group of Persons or entities acting in concert as a partnership, limited partnership, syndicate or other group (within the meaning of Rule 13d-3 under the Exchange Act) of all or substantially all of the property and assets of the Company; or

            (2) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

            (3) of any action triggering an adjustment of the Conversion Rate referred to in clauses (x) or (y) below;

then, in each case, the Company shall cause to be filed with the Trustee and the Conversion Agent, and shall cause to be given, to the Holders of the Securities in the manner provided in Section 107, at least 15 days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of any distribution or grant of rights or warrants triggering an adjustment to the Conversion Rate pursuant to this Article 12, or, if a record is not to be taken, the date as of which the holders of record of Common Stock entitled to such distribution, rights or warrants are to be determined, or (y) the date on which any reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation or winding up triggering an adjustment to the Conversion Rate pursuant to this Article 12 is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation or winding up.

      Failure to give such notice or any defect therein shall not affect the legality or validity of the proceedings described in clause (1), (2) or (3) of this Section 1206.

            SECTION 1207. Company to Reserve Stock; Registration; Listing.

            (a) The Company shall, in accordance with the laws of the State of Delaware, at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued shares of Common Stock, for the purpose of effecting the conversion of the Securities, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all Securities then Outstanding into such Common Stock at any time (assuming that, at the time of the computation of such number of shares or securities, all such Securities would be held by a single Holder); provided, however, that nothing contained herein shall preclude the Company from satisfying its obligations in respect of the conversion of the Securities by delivery of purchased shares of Common Stock which have been repurchased by the Company. The Company covenants that all shares of Common Stock which may be issued upon conversion of Securities will upon issue be fully paid and nonassessable and free from all liens and charges and, except as provided in Section 1208, taxes with respect to the issue thereof.

            (b) If any shares of Common Stock which would be issuable upon conversion of Securities hereunder require registration with or approval of any governmental authority before such shares or securities may be issued upon such conversion, the Company will in good faith and as expeditiously as possible endeavor to cause such shares or securities to be duly registered or approved, as the case may be. The Company further covenants that so long as the Common Stock shall be quoted on the Nasdaq National Market, the Company will, if permitted by the rules of the National Association of Securities Dealers, Inc., list and keep listed all Common Stock issuable upon conversion of the Securities, and the Company will endeavor to list the shares of Common Stock required to be delivered upon conversion of the Securities prior to such delivery upon any other primary national securities exchange upon which the outstanding Common Stock is listed at the time of such delivery.

            SECTION 1208. Taxes on Conversion.

      The issue of stock certificates on conversion of Securities shall be made without charge to the converting Holder for any documentary, stamp or similar issue or transfer taxes in respect of the issue thereof, and the Company shall pay any and all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Securities pursuant hereto. The Company shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock or the portion, if any, of the Securities which are not so converted in a name other than that in which the Securities so converted were registered, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of such tax or has established to the satisfaction of the Company that such tax has been paid.

            SECTION 1209. Conversion After Interest Payment Record Date.

      Except as provided below, if any Securities are surrendered for conversion on any day other than an Interest Payment Date, the Holder of such Securities shall not be entitled to receive any Interest that has accrued on such Securities since the prior Interest Payment Date. By delivery to the Holder of the number of shares of Common Stock or other consideration issuable upon conversion in accordance with this Article 12, any accrued and unpaid Interest on such Securities will be deemed to have been paid in full.

      If any Securities are surrendered for conversion subsequent to the Interest Payment Record Date preceding an Interest Payment Date but on or prior to such Interest Payment Date, the Holder of such Securities at the close of business on such Interest Payment Record Date shall receive any Interest payable on such Securities on such Interest Payment Date notwithstanding the conversion thereof. Securities surrendered for conversion during the period from the close of business on any Interest Payment Record Date preceding any Interest Payment Date to the opening of business on such Interest Payment Date shall be accompanied by payment by Holders, for the account of the Company, in New York Clearing House funds or other funds of an amount equal to all Interest payable on such interest payment date on the Securities being surrendered for conversion; provided, however, that any such Holder that surrenders for conversion any Security after an Interest Payment Record Date for an Interest payment, but prior to the Interest Payment Date, that has been called for redemption by the Company pursuant to Article 11 of this Indenture and Section 4 of the Securities prior to such conversion, where such Redemption Date is on or prior to the third Business Day after such Interest Payment Date, shall be entitled to receive (and retain) such Interest to the Redemption Date and need not pay the Company an amount equal to the Interest on such Security so converted at the time such Holder surrenders such Security for conversion. Except as provided in this Section 1209, no adjustments in respect of payments of Interest on Securities surrendered for conversion or any dividends or distributions or Interest on the Common Stock issued upon conversion shall be made upon the conversion of any Securities.

            SECTION 1210. Payment Upon Conversion.

            (a) If a Holder elects to convert all or any portion of a Security into shares of Common Stock as set forth in Section 1201 and the Company receives such Holder's Notice of Conversion on or prior to the day that is 20 days prior to the Maturity Date (the "Final Notice Date"), the Company shall satisfy its Conversion Obligation with respect to the principal amount of the Securities to be converted in cash, with any remaining amount to be satisfied in shares of Common Stock.

      The "Conversion Settlement Distribution" amount shall be computed as follows:

                  (i) a cash amount equal to the lesser of (i) the aggregate principal amount of the Securities to be converted and (ii) the applicable stock price (as defined below) multiplied by the conversion rate then in effect; and

                  (ii) if the product of the Applicable Stock Price and the
            conversion rate then in effect exceeds the aggregate principal amount of the Securities to be converted, a number of shares equal to (i) the aggregate principal amount of Securities to be converted divided by 1,000 and multiplied by (ii) (a) the conversion rate then in effect minus (b) $1,000 divided by the applicable stock price.

      The Company shall settle its Conversion Obligation in cash and/or shares of Common Stock on the second Trading Day following the final Trading Day of the Cash Settlement Average Period (as defined below). Such day will be the 22nd Trading Day following the Company's receipt of a Holder's Notice of Conversion (if such Holder does not retract such Notice of Conversion and assuming the Holder has satisfied all other conversion requirements), unless such conversion is:

                  (i) in connection with a redemption, in which case such day will be the Redemption Date; or

                  (ii) during the period beginning twenty-five Trading Days
            preceding the Maturity Date and ending one Trading Day preceding the Maturity Date, in which case such day will be the Maturity Date.

      The "Applicable Stock Price" means, in respect of a conversion date, the average Closing Price of the Common Stock over the twenty Trading Day period (the "Cash Settlement Average Period");

                  (i) beginning on the Trading Day following the Company's
            receipt of a Holder's Notice of Conversion; provided, however, that if a Holder submits a Notice of Conversion during the period beginning twenty-five Trading Days preceding the Maturity Date and ending one Trading Day preceding the Maturity Date, the Cash Settlement Averaging Period will end on the second Trading Day preceding the Maturity Date;

                  (ii) ending on the second Trading Day preceding the Redemption
            Date, if the Company has called the Securities for redemption; and

                  (iii) ending on the second Trading Day preceding the Maturity
            Date, with respect to Notices of Conversion received during the period beginning twenty-five Trading Days preceding the Maturity Date and ending one Trading Day preceding the Maturity Date.

            SECTION 1211. Company Determination Final.

      Any determination that the Company or the Board of Directors must make pursuant to this Article 12 shall be conclusive if made in good faith and in accordance with the provisions of this Article 12, absent manifest error, and set forth in a resolution of the Board of Directors.

            SECTION 1212. Responsibility of Trustee for Conversion Provisions.

      The Trustee has no duty to determine when an adjustment under this Article 12 should be made, how it should be made or what it should be, or whether any Securities have become convertible pursuant to this Article 12. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities. The Trustee shall not be responsible for any failure of the Company to comply with this Article 12. Each Conversion Agent other than the Company shall have the same protection under this Section 1212 as the Trustee.

                                ARTICLE THIRTEEN

                               Make Whole Premium

            SECTION 1301. Make Whole Premium.

            (a) On or prior to August 20, 2010, upon the occurrence of a Fundamental Change, the Company shall pay, on the Fundamental Change Repurchase Date, the Make Whole Premium, if any, to holders of the Securities who surrender their Securities for repurchase in connection with such Fundamental Change pursuant to Section 1108 or convert their Securities pursuant to Section 1201(a)(4).

            (b) The "Make Whole Premium" will be determined as follows:

                  (i) if the Effective Date is after August 20, 2010, no Make
            Whole Premium shall be paid;

                  (ii) if the Stock Price is less than $65.73 (subject to
            adjustment pursuant to Section 1302) (the "Stock Price Threshold"), no Make Whole Premium shall be paid;

                  (iii) if the Stock Price is more than $164.00 per share
            (subject to adjustment pursuant to Section 1302) (the "Stock Price Cap"), no Make Whole Premium shall be paid; and

                  (iv) in all other cases, the Make Whole Premium shall equal the applicable Make Whole Percentage multiplied by $1,000.

            (c) For purposes of this Section 1301(c), the following terms shall have the respective meanings indicated:

                  (i) "Effective Date" means the date that a Fundamental Change becomes effective.

                  (ii) "Stock Price" means the price paid per share of Common
            Stock in the transaction constituting the Fundamental Change, determined as follows:

                        (A) if holders of Common Stock receive only cash in the
            transaction constituting the Fundamental Change, the Stock Price shall equal the cash amount paid per share of Common Stock;

                        (B) in all other cases, the Stock Price shall equal the
            average Closing Sale Price of a share of Common Stock over the ten Trading-Day period ending on the Trading Day immediately preceding the Effective Date; and

                  (iii) "Make Whole Percentage" means the percentage set forth on the table below (the "Make Whole Table") for the Stock Price and the Effective Date:

EFFECTIVE DATE                                          STOCK PRICE
--------------     -------------------------------------------------------------------------------------
                   $65.73     $80.00    $94.00    $108.00     $122.00     $136.00     $150.00    $164.00
 08/09/2004          0.00      12.41     21.81      18.66       16.29       14.48       13.06      11.92
 08/15/2005          0.00       9.80     19.05      15.89       13.60       11.92       10.65       9.66
 08/15/2006          0.00       7.74     16.67      13.40       11.14        9.56        8.43       7.58
 08/15/2007          0.00       5.79     14.22      10.78        8.55        7.10        6.14       5.47
 08/15/2008          0.00       3.76     11.43       7.76        5.62        4.39        3.68       3.26
 08/15/2009          0.00       1.50      7.80       3.89        2.13        1.43        1.16       1.04
 08/20/2010          0.00       0.00      0.00       0.00        0.00        0.00        0.00       0.00

      If the Stock Price is between two "Stock Price" amounts on the Make Whole Table or the Effective Date is between two Effective Dates on the Make Whole Table, the Make Whole

Percentage will be determined by straight-line interpolation between Make Whole Percentage amounts set forth for the higher and lower Stock Price amounts and the two Effective Dates, as applicable, based on a 365 day year.

            (d) The Company will pay the Make Whole Premium in the same form of consideration into which all or substantially all of the Common Stock has been converted or exchanged in connection with the transaction constituting the Fundamental Change. If holders of the Common Stock have the right to elect the form of consideration received in the transaction constituting a Fundamental Change, then for purposes of determining the form of consideration to be delivered in respect of the Make Whole Premium, the consideration into which a share of Common Stock has been converted or exchanged shall be deemed to equal
(x) the aggregate consideration distributed in respect of all shares of Common Stock divided by (y) the total number of shares of Common Stock participating in the distribution.

            (e) For purposes of determining the value of the consideration to be delivered in respect of the Make Whole Premium, the value will be calculated as follows:

                  (i) securities that are traded on a United States national securities exchange or approved for quotation on the Nasdaq National Market or any similar system of automated dissemination of quotations of securities prices will be valued based on the average Closing Sale Price or last sale price, as applicable, over the ten Trading- Day period ending on the Trading Day immediately preceding the Fundamental Change Repurchase Date,

                  (ii) other securities, assets or property (other than cash)
            will be valued based on 98% of the average of the fair market value of such securities, assets or property (other than cash) as determined by two independent nationally recognized investment banks selected by the Trustee, and

                  (iii) 100% of any cash.

      A calculation agent (the "Calculation Agent") appointed from time to time by the Company shall, on behalf of and on request by the Company or the Trustee, calculate (A) the Stock Price and (B) the Make Whole Premium with respect to such Stock Price, based on the Effective Date specified by the Company or the Trustee, and shall deliver its calculation of the Stock Price and Make Whole Premium to the Company and the Trustee within three Business Days of the request by the Company or the Trustee. In addition, the Calculation Agent shall, on behalf of and upon request by the Company or the Trustee made no less than three Business Days prior to a Fundamental Change Repurchase Date, make the determinations described in Section 1301(e)(i) above and deliver its calculations to the Company or the Trustee by 5:00 p.m., New York City time, on the Trading Day preceding the Fundamental Change Repurchase Date. The Company, or at the Company's request, the Trustee in the name and at the expense of the Company, (X) shall notify the holders of the Stock Price and Make Whole Premium per $1,000 principal amount of Securities with respect to a Fundamental Change as part of the Company Repurchase Notice in connection with the Fundamental Change and (Y) shall notify the holders prior to 9:00 a.m., New York City time, on the Fundamental Change Repurchase Date of the number or amount of such securities, assets or property to be paid in respect of the Make Whole Premium in connection with such Fundamental Change, in the manner provided in Section 108, and the Company shall also publicly announce such information and publish it on the Company's web site. Any notice so given shall be conclusively presumed to have been duly given, whether or not the holder receives such notice.

            (f) On or prior to the Fundamental Change Repurchase Date, the Company shall deposit with the Paying Agent a number or an amount of securities, assets or property sufficient to pay the Make Whole Premium with respect to all the Securities to be repurchased on such date and all the Securities converted in connection with such Fundamental Change; provided that if such payment is made on the Fundamental Change Repurchase Date, it must be received by the Paying Agent by 11:00 a.m., New York City time, on such date.

            SECTION 1302. Adjustments Relating to Make Whole Premium.

      Whenever the Conversion Rate shall be adjusted from time to time by the Company pursuant to Section 1203, the Stock Price Threshold and the Stock Price Cap shall be adjusted and each of the Stock Prices set forth in the Make Whole Table will be adjusted by multiplying each such amount by a fraction, the numerator of which is the Conversion Rate immediately prior to such adjustment and the denominator of which is the Conversation Rate as so adjusted.

      This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

      IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                               HENRY SCHEIN, INC.

                                               By: _____________________________

Attest:

__________________________

                                               THE BANK OF NEW YORK

                                               By: _____________________________

Attest:

__________________________

                                   EXHIBIT A-1

                        [FORM OF FACE OF GLOBAL SECURITY]

            THIS SECURITY IS SUBJECT TO THE RULES FOR DEBT INSTRUMENTS WITH CONTINGENT PAYMENTS UNDER TREASURY REGULATIONS SECTION 1.1275-4(b). FOR INFORMATION REGARDING THE ISSUE PRICE, ISSUE DATE, THE "COMPARABLE YIELD" AND PROJECTED PAYMENT SCHEDULE FOR THIS SECURITY, YOU SHOULD SUBMIT A WRITTEN REQUEST TO THE COMPANY AT THE FOLLOWING ADDRESS: HENRY SCHEIN, INC., 135 DURYEA ROAD, MELVILLE, NEW YORK 11747, ATTENTION: INVESTOR RELATIONS.

            UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

            TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS TO NOMINEES OF THE DEPOSITORY TRUST COMPANY, OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

            THE SECURITY EVIDENCED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ACQUISITION HEREOF, THE HOLDER:

            (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT (AN "INSTITUTIONAL ACCREDITED INVESTOR");

            (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF

                  SUCH SECURITY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT TO AN INSTITUTIONAL ACCREDITED INVESTOR, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (E) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER; AND

            (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE SECURITY EVIDENCED HEREBY IS TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 2(E) ABOVE) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

            THE FOREGOING LEGEND MAY BE REMOVED FROM THIS SECURITY ON SATISFACTION OF THE CONDITIONS SPECIFIED IN THE INDENTURE.

                               HENRY SCHEIN, INC.

               3.00% CONVERTIBLE CONTINGENT SENIOR NOTES DUE 2034

No. __________                                                         $________
CUSIP No. __________

      Henry Schein, Inc., a corporation duly organized and existing under the laws of Delaware (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to __________________, or registered assigns, the principal sum of _____________________ Dollars on ____________, 2034 (the "Maturity Date"),
and to pay Interest thereon on the terms set forth on the reverse hereof.

      The Securities are general unsecured obligations of the Company limited to $240,000,000 aggregate principal amount (subject to Section 306 of the Indenture). The Indenture does not limit other Indebtedness of the Company, secured or unsecured.

      Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

      IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:

                                               _________________________________

                                               By ______________________________

Attest:

______________________________

                       [FORM OF REVERSE SIDE OF SECURITY]

      This Security is one of a duly authorized issue of Securities of the Company designated as its 3.00% Convertible Contingent Senior Notes due 2034 (herein called the "Securities"), limited in aggregate principal amount to $240,000,000, issued and to be issued under an Indenture, dated as of August 9, 2004 (herein called the "Indenture"), between the Company and The Bank of New York, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. All terms used in this Security which are not defined herein but are defined in the Indenture shall have the meanings assigned to them in the Indenture.

1. INTEREST

Regular Interest

      Interest will accrue on this Security at the rate of 3.00% per year during any six-month period from and including February 15 to but excluding August 15 and from and including August 15 to but excluding February 15, commencing August 9, 2004 (such interest, "Regular Interest"). Regular Interest will be payable on February 15 and August 15 of each year (provided, however, that if such date is not a Business Day, interest will be payable on the next succeeding Business Day, and no additional interest will accrue therefor), beginning February 15, 2005, to the Holder of record at the close of business on the preceding February 1 and August 1, respectively.

      The Company will not pay Regular Interest accrued and unpaid on this Security upon conversion into Common Stock, except under certain limited circumstances described below.

Contingent Interest

      Interest will accrue on this Security during any six-month period from and including February 15 to but excluding August 15 and from and including August 15 to but excluding February 15 (provided that the first six-month period, if Contingent Interest is due, shall commence on August 20, 2010) if the average Trading Price of the Security for the five consecutive Trading Days ending on (if the second Business Day is not a Trading Day, then on the last Trading Day prior to) the second Trading Day immediately preceding the beginning of the relevant six-month period equals 120% or more of the principal amount of this Security (such interest, "Contingent Interest").

      The "Trading Price" of a Security means: (i) the average of the secondary market bid quotations per Security obtained by the Company or the Conversion Agent for $10,000,000 aggregate principal amount of Securities at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers selected by the Company; (ii) if at least three such bids cannot reasonably be obtained by the Company or the Conversion Agent, but two such bids are obtained, then the average of the two bids shall be used; (iii) if only one such bid can reasonably be obtained by the Company or the Conversion Agent, this one bid shall be used; or (iv) if the Company or the Conversion Agent cannot reasonably obtain at least one bid for $10,000,000 aggregate principal amount of the Securities from a nationally recognized securities dealer or in the Company's reasonable judgment, the bid quotations are not indicative of the secondary market value of the Securities, then the trading price of the Securities will equal 98% of (x) the then-applicable conversion rate of the Securities multiplied by (y) the Closing Price of the Common Stock on such determination date, appropriately adjusted.

      The Conversion Agent shall solicit bids from securities dealers that are believed by the Company to be willing to bid for the Securities.

      The rate of Contingent Interest payable on this Security in respect of any six-month period, if any, will be equal to 0.25% of the average Trading Price of the Security over the measuring period triggering the Contingent Interest payment.

      Contingent Interest, if any, will be payable to the Holder of this Security on February 15 and August 15 of each year to the Holder of record at the close of business on the preceding February 1 and August 1, respectively.

      Upon determination that the Holder of this Security is entitled to receive Contingent Interest which may become payable during a relevant six-month period, on or prior to the start of such six-month period, the Company will issue a press release announcing such determination and publish such determination on the Company's website.

      The Company will not pay Contingent Interest accrued and unpaid on this Security upon conversion into Common Stock, except under certain limited circumstances described below.

Interest and Principal Payments Generally

      In the event that any Interest becomes payable on the Securities, a Holder of any Security at the close of business on an Interest Payment Record Date shall be entitled to receive such Interest on the corresponding Interest Payment Date; provided, however, that (1) any Holder that surrenders any such Security for conversion during the period between the close of business on such Interest Payment Record Date and ending with the opening of business on the corresponding Interest Payment Date shall be required to pay the Company an amount equal to the Interest on such Security so converted, that is payable by the Company to such Holder on such Interest Payment Date, at the time such Holder surrenders such Security for conversion; provided, further, that any such Holder that surrenders for conversion any Security after an Interest Payment Record Date for an Interest payment, but prior to the Interest Payment Date, that has been called for redemption by the Company pursuant to Article 11 of the Indenture and
Section 4 of this Security prior to such conversion, where such Redemption Date is on or prior to the third Business Day after such Interest Payment Date, shall be entitled to receive (and retain) such Interest to the Redemption Date and need not pay the Company an amount equal to the Interest on such Security so converted at the time such Holder surrenders such Security for conversion and
(2) all Interest will be paid to a Person other than the Holder of a Security on an Interest Payment Record Date if the Company redeems, or such Holder elects to require the Company to repurchase, the Security on a date that is after such Interest Payment Record Date and on or prior to the corresponding Interest Payment Date, in which case accrued and unpaid Interest on the Security being redeemed to, but excluding, the Redemption Date to the same Person to whom the principal amount of such Security is paid.

      Except as provided below, all Interest will be paid (i) on Global Securities to the Depositary by wire transfer in immediately available funds,
(ii) on Certificated Securities having an aggregate principal amount Outstanding of $5,000,000 or less, by check mailed to the Holders of such Securities, and
(iii) on Certificated Securities having an aggregate principal amount Outstanding of more than $5,000,000, by wire transfer in immediately available funds at the election of the Holders of such Securities.

      All Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

      At maturity, all Interest on Certificated Securities will be paid at the Company's office or agency in the City of New York, Borough of Manhattan (the "Company New York Office"), which initially will be the office or agency of the Trustee in the City of New York, Borough of Manhattan.

      The principal amount of this Security (i) if a Global Security, shall be paid to the Depositary in immediately available funds and (ii) if a Certificated Security at the Company New York Office.

      If the principal amount hereof or any portion of such principal amount is not paid when due (whether upon acceleration pursuant to Section 502 of the Indenture, upon the date set for payment of the Redemption Price pursuant to
Section 4 hereof, upon the date set for payment of the Purchase Price or Repurchase Price pursuant to Section 5 hereof or upon the maturity of this Security), then in each such case the overdue amount shall continue to accrue Regular Interest, along with Contingent Interest and Additional Interest (if any), and, to the extent permitted by law, shall also bear interest at the rate of 1% per annum ("Default Rate Interest"), compounded semiannually; Default Rate Interest shall accrue from the date any overdue amount was originally due to the date payment of such amount, including Regular Interest, Contingent Interest and Additional Interest thereon, has been made or duly provided for. All such Default Rate Interest shall be payable on demand.

2. METHOD OF PAYMENT

      Subject to the terms and conditions of the Indenture, the Company will make payments in respect of Redemption Prices, Purchase Prices, Repurchase Prices and at maturity to Holders who surrender Securities to the Paying Agent to collect such payments in respect of the Securities.

3. PAYING AGENT, CONVERSION AGENT AND SECURITY REGISTRAR

         The Trustee shall act as Security Registrar. Initially, the Trustee will also act as Paying Agent and Conversion Agent. The Company may appoint and change any Paying Agent or Conversion Agent without notice, other than notice to the Trustee; provided that the Company will maintain at least one Paying Agent in the City of New York, Borough of Manhattan, which shall initially be an office or agency of the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent. However, the Conversion Agent will not be an Affiliate of the Company.

4. REDEMPTION AT THE OPTION OF THE COMPANY

      No sinking fund is provided for the Securities. Subject to the terms and conditions of the Indenture, the Securities are redeemable for cash as a whole, or from time to time in part, in integral multiples of $1,000 principal amount at any time at the option of the Company at a price equal to 100% of the aggregate principal amount being redeemed plus all accrued and unpaid Interest, if any, to the Redemption Date (the "Redemption Price"), provided that the Securities are not redeemable prior to August 20, 2010.

      Notice of redemption will be mailed at least 20 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at the Holder's registered address. If money sufficient to pay the Redemption Price of all Securities (or portions thereof) to be redeemed on the Redemption Date has been deposited with the Paying Agent on or prior to the Redemption Date, immediately after such Redemption Date, all Interest shall cease to accrue on such Securities or portions thereof.

5. PURCHASE BY THE COMPANY AT THE OPTION OF THE HOLDER

      At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase all or any portion of the Securities held by such Holder on August 15, 2010, August 15, 2014, August 15, 2019, August 15, 2024 and August 15, 2029 (each, a "Purchase Date") at a price equal to 100% of the aggregate principal amount being redeemed plus, in each case, all accrued and unpaid Interest, if any, to the applicable Purchase Date (the "Purchase Price"), which Purchase Price shall be paid by the Company in cash.

      At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase all or any portion of the Securities held by such Holder no later than 35 Business Days after the occurrence of a Fundamental Change at a price equal to 100% of the aggregate principal amount being redeemed plus all accrued and unpaid Interest, if any, to the Fundamental Change Repurchase Date (the "Repurchase Price"), which Repurchase Price shall be paid in cash.

      Holders have the right to withdraw any Purchase Notice or Repurchase Notice, as the case may be, by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

      If cash sufficient to pay the Purchase Price or Repurchase Price, as the case may be, of all Securities or portions thereof to be purchased as of the Purchase Date or Fundamental Change Repurchase Date, as the case may be, has been deposited with the Paying Agent on or prior to the Business Day following the Purchase Date or the Fundamental Change Repurchase Date, all Interest shall cease to accrue on such Securities (or portions thereof) immediately after such Purchase Date or Fundamental Change Repurchase Date, and the Holder thereof shall have no other rights as such other than the right to receive the Purchase Price or Repurchase Price upon surrender of such Security.

6. TAX TREATMENT

      The Company agrees, and by acceptance of a beneficial ownership interest in the Securities each Holder of Securities will be deemed to have agreed, for United States federal income tax purposes, (i) to treat the Securities as indebtedness that is subject to United States Treasury regulation section 1.1275-4 (the "Contingent Payment Debt Regulations") and, for purposes of the Contingent Payment Debt Regulations, to treat the Fair Market Value of any stock beneficially received by a Holder upon any conversion of the Securities as a contingent payment and (ii) to be bound by the Company's determination of the comparable yield and projected payment schedule, within the meaning of the Contingent Payment Debt Regulations, with respect to the Securities. A Holder of Securities may obtain the Issue Price, Issue Date, comparable yield and projected payment schedule by submitting a written request to the Company at the following address: Henry Schein, Inc., 135 Duryea Road, Melville, New York 11747, Attention: Investor Relations.

7. CONVERSION

      Subject to the terms and conditions of the Indenture (including, without limitation, the conditions to conversion of this Security set forth in Section 1201 thereof), a Holder is entitled, at such Holder's option, to convert the Holder's Security (or any portion of the principal amount thereof that is $1,000 or an integral multiple of $1,000), into a number of fully paid and nonassessable shares of Common Stock equal to the Conversion Rate in effect at the time of conversion.

      The Company shall notify Holders of any event triggering the right to convert the Securities as specified above in accordance with the Indenture.

      A Security in respect of which a Holder has delivered a Purchase Notice or Repurchase Notice exercising the option of such Holder to require the Company to purchase such Security may be converted only if such notice of exercise is withdrawn in accordance with the terms of the Indenture.

      The initial Conversion Rate is 10.7898 shares of Common Stock per $1,000 principal amount, subject to adjustment from time to time as set forth in the Indenture.

      To surrender a Security for conversion, a Holder must (1) complete and manually sign the conversion notice below (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent, (2) surrender the Security to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents, (4) pay all funds required, if any, relating to Interest on the Securities to be converted to which the Holder is not entitled and (5) pay any transfer or similar tax, if required.

      A Holder may convert a portion of a Security if the principal amount of such portion is $1,000 or an integral multiple of $1,000. No payment or adjustment will be made for dividends on the shares of Common Stock except as provided in the Indenture. On conversion of a Security, that portion of Interest attributable to the period from the Issue Date through the Conversion Date with respect to the converted Security shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through the delivery of the Common Stock (together with the cash payment, if any, in lieu of fractional shares) in exchange for the Security being converted pursuant to the terms hereof; and the Fair Market Value of such shares of Common Stock (together with any such cash payment in lieu of fractional shares) shall be treated as issued, to the extent thereof, first in exchange for Interest accrued and unpaid through the Conversion Date, and the balance, if any, of such Fair Market Value of such

Common Stock (and any such cash payment) shall be treated as issued in exchange for the principal amount of the Security being converted pursuant to the provisions hereof.

      No fractional shares of Common Stock shall be issued upon conversion of any Security. Instead of any fractional share of Common Stock that would otherwise be issued upon conversion of such Security, the Company shall pay a cash adjustment as provided in the Indenture.

      The Company from time to time may voluntarily increase the Conversion Rate as set forth in the Indenture.

8. CONVERSION ARRANGEMENT ON CALL FOR REDEMPTION

      Any Securities called for redemption, unless surrendered for conversion before the close of business on the day that is two Business Days prior to the Redemption Date, may be deemed to be purchased from the Holders of such Securities at an amount not less than the Redemption Price, by one or more investment bank or other purchasers who may agree with the Company to purchase such Securities from the Holders, to convert them into shares of Common Stock and to make payment for such Securities to the Trustee in trust for such Holders.

9. DENOMINATIONS; TRANSFER; EXCHANGE

      The Securities are in fully registered form, without coupons, in denominations of $1,000 of principal amount and integral multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Trustee need not transfer or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities in respect of which a Purchase Notice or Repurchase Notice has been given and not withdrawn (except, in the case of a Security to be purchased in part, the portion of the Security not to be purchased) or any Securities for a period of 15 days before the mailing of a notice of redemption of Securities to be redeemed.

10. PERSONS DEEMED OWNERS

      Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

11. UNCLAIMED MONEY OR SECURITIES

      The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person.

12. AMENDMENT; WAIVER

      Subject to certain exceptions and limitations set forth in the Indenture,
(i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities at the time Outstanding and (ii) defaults may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding.

13. DEFAULTS AND REMEDIES

      If any Event of Default with respect to Securities shall occur and be continuing, the principal of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

14. TRUSTEE DEALINGS WITH THE COMPANY

      Subject to certain limitations imposed by the Trust Indenture Act, the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

15. CALCULATIONS IN RESPECT OF SECURITIES

      The Company or its agents will be responsible for making all calculations called for under the Securities including, but not limited to, determination of the Trading Prices for the Securities and the Closing Prices of the Common Stock and the amounts of any Interest payments. Any calculations made in good faith and without manifest error will be final and binding on Holders of the Securities. The Company will be required to deliver to the Trustee a schedule of its calculations and the Trustee will be entitled to rely upon the accuracy of such calculations without independent verification.

16. NO RECOURSE AGAINST OTHERS

      A director, officer, employee or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or under the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

17. ABBREVIATIONS

      Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

18. GOVERNING LAW

      This Security shall be governed by and construed in accordance with the laws of the State of New York.

      The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Request may be made to:

            Henry Schein, Inc.
            135 Duryea Road
            Melville, New York 11747
            Attn: Investor Relations

                 ASSIGNMENT FORM                                           CONVERSION NOTICE
To assign this Security, fill in the form below:            To convert this Security into Common Stock of
                                                            the Company, check the box [__]

I or we assign and transfer this Security to                To convert only part of this Security, state
_________________________________________________           the_principal amount to be converted (which
_________________________________________________           must be $1,000 or an integral multiple of
(Insert assignee's soc, sec. or tax ID no.)                 $1,000):

_________________________________________________           If you want the stock certificate made out
_________________________________________________           in another Person's name fill in the
_________________________________________________           form below:
(Print or type assignee's name, address and zip             _______________________________________________
code)                                                       _______________________________________________
                                                            (Insert the other Person's soc. sec./tax ID no.

and irrevocably appoint                                     _______________________________________________
_______________________ agent to transfer this              _______________________________________________
Security on the books of the Company.  The agent            _______________________________________________
may substitute another to act for him.                      _______________________________________________
                                                            _______________________________________________
                                                            (Print or type other person's name, address and
                                                            zip code)

Date:  ____________  Your Signature:  __________________________________
________________________________________________________________________
(Sign exactly as your name appears on the other side of this Security)

Signature Guaranteed

_____________________________________
Participant in a Recognized Signature
Guarantee Medallion Program

By:  ________________________________
           Authorized Signatory

      This is one of the Securities referred to in the within-mentioned
Indenture.

                                                 ______________________________,
                                                                      as Trustee

                                                 By ____________________________
                                                          Authorized Signatory

                                   EXHIBIT A-2

                     [FORM OF FACE OF CERTIFICATED SECURITY]

      THIS SECURITY IS SUBJECT TO THE RULES FOR DEBT INSTRUMENTS WITH CONTINGENT PAYMENTS UNDER TREASURY REGULATIONS SECTION 1.1275-4(b). FOR INFORMATION REGARDING THE ISSUE PRICE, ISSUE DATE, THE "COMPARABLE YIELD" AND PROJECTED PAYMENT SCHEDULE FOR THIS SECURITY, YOU SHOULD SUBMIT A WRITTEN REQUEST TO THE COMPANY AT THE FOLLOWING ADDRESS: HENRY SCHEIN, INC., 135 DURYEA ROAD, MELVILLE, NEW YORK 11747, ATTENTION: INVESTOR RELATIONS.

      THE SECURITY EVIDENCED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ACQUISITION HEREOF, THE HOLDER:

            (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT; OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT (AN "INSTITUTIONAL ACCREDITED INVESTOR");

            (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH SECURITY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT TO AN INSTITUTIONAL ACCREDITED INVESTOR, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (E) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER; AND

            (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE SECURITY EVIDENCED HEREBY IS TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 2(E)

                  ABOVE) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

      THE FOREGOING LEGEND MAY BE REMOVED FROM THIS SECURITY ON SATISFACTION OF THE CONDITIONS SPECIFIED IN THE INDENTURE.

                               HENRY SCHEIN, INC.

               3.00% CONVERTIBLE CONTINGENT SENIOR NOTES DUE 2034

No. __________                                                         $________

      Henry Schein, Inc., a corporation duly organized and existing under the laws of Delaware (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to __________________, or registered assigns, the principal sum of _____________________ Dollars on ____________, 2034, and to pay Interest
thereon on the terms set forth on the reverse hereof.

      The Securities are general unsecured obligations of the Company limited to $240,000,000 aggregate principal amount (subject to Section 306 of the Indenture). The Indenture does not limit other Indebtedness of the Company, secured or unsecured.

      Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

      IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:

                                                 _______________________________

                                                 By ____________________________

Attest:

______________________________

       [FORM OF REVERSE SIDE OF CERTIFICATED SECURITY IDENTICAL TO FORM OF
                        REVERSE SIDE OF GLOBAL SECURITY]

      This is one of the Securities referred to in the within-mentioned
Indenture.

                                                 ______________________________,
                                                                      as Trustee

                                                 By ____________________________
                                                           Authorized Signatory

                                   EXHIBIT B-1

                              Transfer Certificate.

      In connection with any transfer of any of the Securities within the period prior to the expiration of the holding period applicable to the sales thereof under Rule 144(k) under the Securities Act of 1933, as amended (the "Securities Act") (or any successor provision), the undersigned registered owner of this Security hereby certifies with respect to $240,000,000 principal amount of the above-captioned Securities presented or surrendered on the date hereof (the "Surrendered Securities") for registration of transfer, or for exchange or conversion where the securities issuable upon such exchange or conversion are to be registered in a name other than that of the undersigned registered owner (each such transaction being a "transfer"), that such transfer complies with the restrictive legend set forth on the face of the Surrendered Securities for the reason checked below:

      [_] A transfer of the Surrendered Securities is made to the Company or subsidiary thereof; or

      [_] The transfer of the Surrendered Securities is made to a "qualified institutional buyer" in compliance with Rule 144A under the Securities Act; or

      [_] The transfer of the Surrendered Securities pursuant to an exemption from registration under the Securities Act to an institutional accredited investor (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act); or

      [_] The transfer of the Surrendered Securities is pursuant to a registration statement which has been declared effective under the Securities Act and which continues to be effective at the time of such transfer; or

      [_] The transfer of the Surrendered Securities is pursuant to the exemption from the registration provided by Rule 144 under the Securities Act.

      and unless the box below is checked, the undersigned confirms that, to the undersigned's knowledge, such Securities are not being transferred to an "affiliate" of the Company as defined in Rule 144 under the Securities Act (an "Affiliate").

      [_]   The transferee is an Affiliate of the Company.

DATE:                        __________________________
                                     Signature(s)

      (If the registered owner is a corporation, company, partnership or other entity or fiduciary, the title of the Person signing on behalf of such registered owner must be stated.)

Signature Guaranteed

_____________________________________
Participant in a Recognized Signature
Guarantee Medallion Program

By: _________________________
       Authorized Signatory

                                   EXHIBIT B-2

               [FORM OF INSTITUTIONAL ACCREDITED INVESTOR LETTER]

[Company]

[Address]

Ladies and Gentlemen:

            We are delivering this letter in connection with a transfer of 3.00% Convertible Contingent Senior Notes due 2034 (the "Securities") which are convertible into shares of Common Stock (the "Common Stock"), of Henry Schein, Inc. (the "Company").

            We hereby confirm that:

            1. we are an "accredited investor" within the meaning of Rule 501(a)(1), (2) or (3) under the Securities Act of 1933, as amended (the "Securities Act") or an entity in which all of the equity owners are accredited investors within the meaning of Rule 501(a)(1), (2) or (3) under the Securities Act (an "Institutional Accredited Investor"):

            2. any purchase of Securities by us will be for our own account or for the account of one or more other Institutional Accredited Investors or as fiduciary for the account of one or more trusts, each of which is an "accredited investor" within the meaning of Rule 501(a)(7) under the Securities Act and for each of which we exercise sole investment discretion;

            3. in the event that we purchase any Securities, we will acquire Securities having a minimum principal amount of not less than $250,000 for our own account or for any separate account for which we are acting;

            4. any Securities held by us will be certificated Securities in the form of Exhibit A-2 to the Indenture relating to the Securities;

            5. we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of purchasing the Securities; and

            6. we are not acquiring Securities with a view to distribution thereof or with any present intention of offering or selling Securities or the Common Stock issuable upon conversion thereof, except as permitted below; provided that the disposition of our property and property of any accounts for which we are acting as fiduciary shall remain at all times within our control.

            We understand that the Securities are being transferred in a transaction not involving any public offering within the United States within the meaning of the Securities Act and that the Securities and the shares of Common Stock issuable upon conversion thereof have not been registered under the Securities Act, and we agree, on our own behalf and on behalf of each account for which we acquire any Securities, that if in the future we decide to resell or otherwise transfer such Securities or the Common Stock issuable upon conversion thereof, such Securities or Common Stock may be resold or otherwise transferred only (i) to the Company or any subsidiary thereof, or (ii) to a person who is a "qualified institutional buyer" (as defined in

Rule 144A under the Securities Act) in a transaction meeting the requirements of Rule 144A, or (iii) to an Institutional Accredited Investor that, prior to such transfer, furnishes to the Trustee or transfer agent for such securities a signed letter containing certain representations and agreements relating to the restrictions on transfer of such securities (the form of which letter can be obtained from such Trustee or transfer agent), or (iv) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), or (v) pursuant to a registration statement which has been declared effective under the Securities Act (and which continues to be effective at the time of such transfer), and in each case, in accordance with any applicable securities laws of any State of the United States or any other applicable jurisdiction and in accordance with the legends set forth on the Securities or the Common Stock issuable upon conversion thereof, as the case may be. We further agree to provide any person purchasing any of the Securities or the Common Stock issuable upon conversion thereof other than pursuant to clause (v) above from us a notice advising such purchaser that resales of such securities are restricted as stated herein. We understand that the Trustee or transfer agent for the Securities and the Common Stock will not be required to accept for registration of transfer any Securities or any shares of Common Stock issued upon conversion of the Securities except upon presentation of evidence satisfactory to the Company that the foregoing restrictions on transfer have been complied with. We further understand that any Securities and any certificates representing Common Stock will be in the form of definitive physical certificates and that such certificates will bear a legend reflecting the substance of this paragraph other than certificates representing Securities or Common Stock transferred pursuant to clause (v) above.

            We acknowledge that the Company, others and you will rely upon our confirmations, acknowledgments and agreements set forth herein, and we agree to notify you promptly in writing if any of our representations or warranties herein ceases to be accurate and complete.

                                           _____________________________________
                                           (Name of Purchaser)

                                           By: _________________________________
                                           Name: _______________________________
                                           Title: ______________________________
                                           Address: ____________________________

                                                                     Exhibit 4.2

                                                                  EXECUTION COPY

                     $200,000,000 AGGREGATE PRINCIPAL AMOUNT

                               HENRY SCHEIN, INC.

                    3.00% CONVERTIBLE CONTINGENT SENIOR NOTES
                                    DUE 2034

                               PURCHASE AGREEMENT

                                                                  August 4, 2004

LEHMAN BROTHERS INC
J.P. MORGAN SECURITIES INC.
as representatives of the initial purchasers
c/o Lehman Brothers Inc.
745 Seventh Avenue
New York, New York 10019

Ladies and Gentlemen:

      Henry Schein, Inc., a Delaware corporation (the "COMPANY"), proposes, subject to the terms and conditions stated herein, to issue and sell $200 million aggregate principal amount of its 3.00% Convertible Contingent Senior Notes due 2034 (the "FIRM SECURITIES") to the initial purchasers listed on
Schedule I hereto (the "INITIAL PURCHASERS"), for whom Lehman Brothers Inc. and J.P. Morgan Securities Inc. are acting as representatives (the "REPRESENTATIVES"). In addition, the Company proposes to grant to the Initial Purchasers an option to purchase up to an additional $40 million aggregate principal amount of its 3.00% Convertible Contingent Senior Notes due 2034 on the terms set forth in Section 2 (the "OPTION SECURITIES" and, together with the Firm Securities, the "SECURITIES"). This is to confirm the agreement between the Company and the Initial Purchasers concerning the offer, issue and sale of the Securities.

      The Securities will be issued pursuant to an indenture (the "INDENTURE") to be dated as of the First Delivery Date (as defined in Section 2(a)), between the Company and The Bank of New York, as Trustee (the "TRUSTEE"). The Securities will be convertible into duly and validly issued, fully paid and nonassessable shares of common stock, par value $0.01 per share (the "COMMON STOCK"), of the Company (such shares of Common Stock into which the Securities are convertible, the "CONVERSION SHARES") on the terms, and subject to the conditions, set forth in the Indenture.

      The Securities will be offered and sold to the Initial Purchasers without being registered under the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission (the "COMMISSION") thereunder (collectively, the "SECURITIES ACT"), in reliance upon an exemption therefrom.

      Holders of the Securities (including the Initial Purchasers and their direct and indirect transferees) will be entitled to the benefits of a Resale Registration Rights Agreement, dated as of the First Delivery Date, between the Company and the Representatives (the "REGISTRATION RIGHTS AGREEMENT"), the form of which is contained in Annex A hereof, pursuant to which the Company will agree, among other things, to file with the Commission a shelf registration statement pursuant to Rule 415 under the Securities Act (the "REGISTRATION STATEMENT") covering the resale of the Securities and the Conversion Shares, and to use its reasonable best efforts to cause the Registration Statement to be declared effective within the time periods specified therein.

      This Agreement, the Indenture and the Registration Rights Agreement are referred to herein collectively as the "TRANSACTION DOCUMENTS".

            1. Representations, Warranties and Agreements of the Company The Company represents, warrants to and agrees with, the Initial Purchasers that:

                  (a) The Company has prepared a preliminary offering memorandum dated August 3, 2004 (the "PRELIMINARY OFFERING MEMORANDUM") and will prepare an offering memorandum dated the date hereof (the "OFFERING MEMORANDUM") setting forth information concerning the Company, the Securities, the Common Stock and the Registration Rights Agreement, in form and substance reasonably satisfactory to you. Copies of the Preliminary Offering Memorandum have been, and copies of the Offering Memorandum will be, delivered by the Company to you. As used in this Agreement, "PRELIMINARY OFFERING MEMORANDUM" or "OFFERING MEMORANDUM" means the Preliminary Memorandum or Offering Memorandum, as the case may be, including the documents incorporated by reference therein. Each of the Preliminary Offering Memorandum and the Offering Memorandum, or any amendment or supplement thereto, will not as of its respective date, and the Offering Memorandum will not as of the applicable Delivery Date (as defined in Section 2(b)), contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, the Company makes no representation or warranty as to information contained in or omitted from the Preliminary Offering Memorandum or the Offering Memorandum in reliance upon and in conformity with the written information furnished to the Company by the Representatives specifically for inclusion therein.

                  (b) The documents incorporated by reference in the Offering Memorandum (the "INCORPORATED DOCUMENTS"), when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the "EXCHANGE ACT"), as applicable, and none of such documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Offering Memorandum, when such documents are filed with the Commission will conform in all material respects to the requirements of the Exchange Act and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

                  (c) The Company and each of its subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, is duly qualified to do business and is in good standing as foreign corporations in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification except where the failure to be so qualified or in good standing would not have a material adverse effect on the business prospects, financial condition, stockholders' equity or results of operations of the Company or its subsidiaries taken as a whole (a "Material Adverse Effect"), and has all power and authority necessary to own, lease or hold its properties and to conduct the businesses in which it is engaged; and none of the subsidiaries of the Company other than Henry Schein Europe, Inc., Dentrix Dental Systems, Inc. and Henry Schein Holding GmbH is a "significant subsidiary", as such term is defined in Rule 405 of the Securities Act.

                  (d) The Company has an authorized and issued capitalization, as of the respective date, as set forth in the Offering Memorandum, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description thereof contained in the Offering Memorandum and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and (except for directors' qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities, claims or adverse interests (collectively, "LIENS") of any nature. There has been no change in the authorized or issued capitalization of the Company or any of its subsidiaries since the date indicated in the Offering Memorandum except with respect to (i) changes occurring in the ordinary course of business and (ii) changes in outstanding Common Stock resulting from transactions relating to the Company's stock option, stock purchase and incentive plans as described in the Offering Memorandum.

                  (e) No relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, on the other hand, which would be required to be set forth in the Offering Memorandum if the Offering Memorandum were a prospectus included in a registration statement on Form S-4 that has not been so set forth or incorporated by reference therein.

                  (f) Except as set forth in the Offering Memorandum, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is subject which, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect; and, to the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

                  (g) Except as set forth in the Offering Memorandum and except with respect to the rights contained in the Registration Rights Agreement, there are no contracts, agreements or other documents between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company as part or on account of, or otherwise in connection with, the offering of the Securities or any of the other transactions contemplated by the Transaction Documents.

                  (h) Neither the Company nor any of its subsidiaries (i) is in violation of its charter or by-laws, (ii) is in default in any respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation in any respect of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject or has failed to obtain any material license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, which, in the cases of clauses (ii) or (iii) herein, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                  (i) Neither the Company nor any of its subsidiaries has sustained, since the date of the latest financial statements incorporated by reference in the Offering Memorandum, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Offering Memorandum (a "MATERIAL LOSS"); and, since such date, there has not been any change in the capital stock or material change in the short-term debt or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, consolidated financial position, stockholders' equity, results of operations, business or prospects of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Offering Memorandum (a "MATERIAL ADVERSE CHANGE").

                  (j) The financial statements (including the related notes and supporting schedules) included or incorporated by reference in the Preliminary Offering Memorandum and Offering Memorandum present fairly in all material respects the financial condition, results of operations and changes in financial position of the Company and its subsidiaries on the basis stated therein at the respective dates or for the respective periods to which they apply; except as otherwise stated in the Offering Memorandum, such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved; the supporting schedules, if any, included or incorporated by reference in the Preliminary Offering Memorandum or the Offering Memorandum present fairly in all material respects in accordance with generally accepted accounting principles the information required to be stated therein; and the other financial information and data set forth in the Preliminary Offering Memorandum and Offering Memorandum (and any amendment or supplement thereto) are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements (including the related notes and supporting schedules) and the books and records of the Company.

                  (k) BDO Seidman, LLP (the "ACCOUNTANTS"), who have certified the financial statements of the Company, whose report is incorporated by reference in the Offering Memorandum and who have delivered the initial letter referred to in Section 5(e) hereof, are an independent registered public public accounting firm as required by the Securities Act; and the Accountants were independent accountants as required by the Securities Act during the periods covered by the financial statements on which they reported.

                  (l) The Company and each of its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects, except those that (i) are set forth in the Offering Memorandum, (ii) do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (iii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and all assets held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

                  (m) The Company and each of its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties from insurers of recognized financial responsibility and as is customary for companies engaged in similar businesses in similar industries. Neither the Company nor any of its subsidiaries (i) has received notice from any insurer or agent of such insurer that substantial capital improvements or other material expenditures will have to be made in order to continue such insurance or
      (ii) has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers at a cost that would not have a Material Adverse Effect.

                  (n) The Company and each of its subsidiaries has such permits, licenses, consents, exemptions, franchises, authorizations and other approvals (each, an "AUTHORIZATION") of, and has made all filings with and notices to, all governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals, including, without limitation, under any applicable environmental law, ordinance, rule, regulation, order, judgment, decree or permit, as are necessary to own, lease, license and operate its respective properties and to conduct its business, except where the failure to have any such Authorization or to make any such filing or notice would not have a Material Adverse Effect; each such Authorization is valid and in full force and effect and the Company and each of its subsidiaries is in compliance with all the terms and conditions thereof and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto; and no event has occurred (including, without limitation, the receipt of any notice from any authority or governing body) which allows or, after notice or lapse of time or both, would allow, revocation, suspension or termination of any such Authorization or results or, after notice or lapse of time or both, would result in any other impairment of the rights of the holder of any such Authorization; and such Authorizations contain no restrictions that are burdensome to the Company or any of its subsidiaries, except where such failure to be valid and in full force and effect or to be in compliance, the occurrence of any such event or the presence of any such restriction would not individually or in the aggregate have a Material Adverse Effect.

                  (o) The Company and each of its subsidiaries own or possess adequate rights to use all material patents, patent rights, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, inventions, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and licenses ("INTELLECTUAL PROPERTY") necessary for the conduct of their respective businesses and have no reason to believe that the conduct of their respective businesses will conflict with such Intellectual Property; and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of such Intellectual Property which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

                  (p) None of the Company and its subsidiaries is involved in any strike, job action or labor dispute with any group of employees that might reasonably be expected to have a Material Adverse Effect, and, to the Company's knowledge, no such action or dispute is threatened.

                  (q) The Company and each of its subsidiaries is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, "ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company would have any material liability; the Company has not incurred and does not expect to incur material liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (collectively, the "INTERNAL REVENUE CODE"); and each "pension plan" for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Internal Revenue Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which could reasonably be expected to cause the loss of such qualification.

                  (r) The Company and each of its subsidiaries has filed all federal, state and local income and franchise tax returns required to be filed through the date hereof and has paid all taxes (including withholding taxes, penalties and interest, assessments, fees and other charges) due thereon, other than those being contested in good faith and for which adequate reserves have been taken; and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company have any knowledge of any tax deficiency which, if determined adversely to the Company or any of its subsidiaries, might have) a Material Adverse Effect.

                  (s) Since the date as of which information is given in the Offering Memorandum through the date hereof and except as described in the Offering Memorandum, the Company has not (i) issued or granted any securities, except in those issued or granted in accordance with existing stock option plans consistent with past practices, (ii) incurred any liability or obligation, direct or contingent, other than liabilities and obligations which were incurred in the ordinary course of business, and which are not material (iii) entered into any material transaction not in the ordinary course of business or (iv) declared or paid any dividend on any of its capital stock.

                  (t) The Company (i) makes and keeps accurate books and records and (ii) maintains a system of internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded and reported to the Company's management as necessary to permit preparation of its financial statements in conformity with United States generally accepted accounting principles and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management's authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (u) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) and 15d-15(e) under the Exchange Act), which (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company's principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated for effectiveness and (iii) are effective in all material respects to perform the functions for which they were established.

                  (v) Based on the evaluation of its disclosure controls and procedures, the Company is not aware of (i) any significant deficiency in the design or operation of internal controls which could reasonably be expected to adversely affect the Company's ability to record, process, summarize and report financial data or any material weaknesses in internal controls over financial reporting or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls.

                  (w) Neither the Company nor any of its subsidiaries, nor, to the Company's knowledge, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any material provision of the Foreign Corrupt Practices Act of 1977, as amended, or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

                  (x) There has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, medical wastes, hazardous wastes or hazardous substances by the Company or any of its subsidiaries (or, to the knowledge of the Company, any of their predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company or its subsidiaries in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action which would not have, or could not be reasonably likely to have a Material Adverse Effect; there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company or any of its subsidiaries or with respect to which the Company or any of its subsidiaries have knowledge, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would not have or would not be reasonably likely to have a Material Adverse Effect; and the terms "hazardous wastes", "toxic wastes", "hazardous substances" and "medical wastes" shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection.

                  (y) This Agreement has been duly authorized, executed and delivered by the Company.

                  (z) The Company has all necessary power and authority to execute and deliver the Indenture and perform its obligations thereunder; the Indenture has been duly authorized by the Company and, upon the effectiveness of the Registration Statement, will be qualified under the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the "TRUST INDENTURE ACT"); when the Indenture is duly executed and delivered by the Company, assuming due authorization, execution and delivery of the Indenture by the Trustee, it will constitute a legally valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing;

      and the Indenture will conform, when executed, in all material respects to the description thereof contained in the Offering Memorandum.

                  (aa) The Company has all necessary power and authority to execute, issue and deliver the Securities and perform its obligations thereunder; the Securities have been duly authorized by the Company and when the Securities are executed, authenticated and issued in accordance with the terms of the Indenture and delivered to and paid for by the Initial Purchasers pursuant to this Agreement on the applicable Delivery Date, assuming due authentication of the Securities by the Trustee, such Securities will constitute legally valid and binding obligations of the Company entitled to the benefits of the Indenture, enforceable against the Company in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing; and the Securities will conform, when issued, in all material respects to the description thereof contained in the Offering Memorandum.

                  (bb) The Company has all necessary power and authority to execute, issue and deliver the Conversion Shares; the Conversion Shares have been duly and validly authorized and reserved for issuance upon conversion of the Securities and are free of preemptive rights; all Conversion Shares, when issued and delivered upon such conversion in accordance with the terms of the Indenture, will be duly and validly authorized and issued, fully paid and nonassessable and will be free and clear of any Liens; and the Conversion Shares will conform, if issued, in all material respects to the description thereof in the Offering Memorandum.

                  (cc) The Company has all necessary power and authority to execute and deliver the Registration Rights Agreement and perform its obligations thereunder; the Registration Rights Agreement and the transactions contemplated thereby have been duly authorized by the Company and, when the Registration Rights Agreement is duly executed and delivered by the Company, assuming due authorization, execution and delivery by the Representatives, it will be a legally valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, subject to general principles of equity and to limitations on availability of equitable relief, including specific performance (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing, and except with respect to the rights of indemnification and contribution thereunder, where enforcement thereof may be limited by federal or state securities laws or the policies underlying such laws; and the Registration Rights Agreement will conform, when executed and delivered, in all material respects to the description thereof contained in the Offering Memorandum.

                  (dd) The execution, delivery and performance by the Company of the Transaction Documents, the issuance of the Securities and the Conversion Shares, the compliance by the Company with all the provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not
      (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject,
      (ii) result in any violation of the provisions of the charter or by-laws of the Company or any of its subsidiaries (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets, (iv) result in the imposition or creation of (or the obligation to create or impose) a Lien under any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective properties or assets is bound or (v) result in the suspension, termination or revocation of any Authorization of the Company or any of its subsidiaries or any other impairment of the rights of the holder of any such Authorization; except, in the case of clauses (i),
      (iii), (iv) and (v) as could not reasonably be expected to have a Material Adverse Effect.

                  (ee) Except (i) with respect to the transactions contemplated by the Registration Rights Agreement as may be required under the Securities Act and the qualification of the Indenture under the Trust Indenture Act, (ii) as required by applicable state securities or "blue sky" laws and (iii) for such consents, approvals, authorizations, orders, filings or registrations which have been obtained or made, no consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets is required for the execution, delivery and performance of the Transaction Documents by the Company, the issuance of the Securities and the Conversion Shares and the consummation of the transactions contemplated hereby and thereby.

                  (ff) Neither the Company nor any subsidiary is or, as of the applicable Delivery Date, after giving effect to the issuance of the Securities and the application of the net proceeds therefrom as set forth in the Offering Memorandum, will be an "investment company" as defined, and subject to regulation, under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the "INVESTMENT COMPANY ACT").

                  (gg) Except as disclosed in the Offering Memorandum, (i) there are no outstanding securities convertible into or exchangeable for, or warrants, options or rights issued by the Company to purchase, any shares of the capital stock of the Company, (ii) there are no statutory, contractual, preemptive or other rights to subscribe for or to purchase any Common Stock and (iii) there are no restrictions upon transfer of the Common Stock pursuant to the Company's certificate of incorporation or bylaws.

                  (hh) Except as contemplated under the Registration Rights Agreement and assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 6 and their compliance with the agreements set forth therein, it is not necessary, in connection with the issuance and sale of the Securities to the Initial Purchasers, the offer, resale and delivery of the Securities by the Initial Purchasers and the conversion of the Securities into Conversion Shares, in the manner contemplated by this Agreement, the Indenture and the Offering Memorandum, to register the Securities or the Conversion Shares under the Securities Act or to qualify the Indenture under the Trust Indenture Act.

                  (ii) No securities of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as the Securities are listed on any national securities exchange registered under Section 6 of the Exchange Act or quoted on an automated inter-dealer quotation system.

                  (jj) None of the Company or any of its Affiliates (as defined in Rule 501(b) of Regulation D, an "AFFILIATE"), has, directly or through an agent (other than the Initial Purchasers, as to which no representation is made), engaged in any form of general solicitation or general advertising in connection with the offering of the Securities or the Conversion Shares (as those terms are used in Regulation D) under the Securities Act or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; and the Company has not entered into any contractual arrangement with respect to the distribution of the Securities or the Conversion Shares, except for this Agreement and the Registration Rights Agreement, and the Company will not enter into any such arrangement.

                  (kk) None of the Company or any of its affiliates (other than the Initial Purchasers in connection with the transactions contemplated by this Agreement about which no representation is made by the Company) has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any "security" (as defined in the Securities Act) which is or will be integrated with the sale of the Securities or the Conversion Shares in a manner that would require the registration under the Securities Act of the Securities or the Conversion Shares.

                  (ll) Except as disclosed in the Offering Memorandum, the Company has not sold or issued any shares of Common Stock, any security convertible into shares of Common Stock, or any security of the same class as the Securities during the six-month period preceding the date of the Offering Memorandum, including any sales pursuant to Rule 144A under, or Regulations D of the Securities Act ("REGULATION D") or Regulation S of the Securities Act ("REGULATION S"), other than shares issued pursuant to employee benefit plans, qualified stock options plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

                  (mm) Neither the Company, nor to its knowledge, any of its Affiliates, has taken, directly or indirectly, any action (A) designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Securities or Common Stock to facilitate the sale or resale of such securities or (B) prohibited by Regulation M under the Securities Act.

                  (nn) All indebtedness of the Company that may be repaid with the proceeds of the issuance and sale of the Securities was incurred, and the indebtedness represented by the Securities is being incurred, for proper purposes and in good faith and the Company was, at the time of the incurrence of such indebtedness that may be repaid with the proceeds of the issuance and sale of the Securities, and will be on the applicable Delivery Date (after giving effect to the application of the proceeds from the issuance of the Securities) solvent, and had at the time of the incurrence of such indebtedness that may be repaid with the proceeds of the issuance and sale of the Securities and will have on the applicable Delivery Date (after giving effect to the application of the proceeds from the issuance of the Securities) sufficient capital for carrying on its business and was, at the time of the incurrence of such indebtedness that may be repaid with the proceeds of the issuance and sale of the Securities, and will be on the applicable Delivery Date (after giving effect to the application of the proceeds from the issuance of the Securities) able to pay its debts as they mature.

                  (oo) There exists as of the date hereof no event or condition that constitutes or would constitute a default or an Event of Default under the Indenture that would result in a Material Adverse Effect.

                  (pp) Each certificate signed by any officer of the Company and delivered to the Initial Purchasers or counsel to the Initial Purchasers shall be deemed to be a representation and warranty by the Company to the Initial Purchasers as to the matters covered thereby.

                  (qq) Since July 30, 2002, the Company has not, directly or indirectly, including through any subsidiary, extended or maintained credit, or arranged for the extension of credit, renewed any extension of credit, in the form of a personal loan to or for any of its directors or executive officers in violation of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (collectively, the "SARBANES-OXLEY ACT").

            2. Purchase, Sale and Delivery of Securities.

                  (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Initial Purchaser, and each Initial Purchaser agrees, severally and not jointly, to purchase from the Company, at a purchase price of 97.75% of the principal amount thereof (the "PURCHASE PRICE") of the Firm Securities set forth opposite that Initial Purchaser's name in
      Schedule 1 hereto.

                  Delivery of and payment for the Firm Securities shall be made at the offices of Sullivan & Cromwell LLP, 125 Broad Street, New York, New York 10004, at 10:00 a.m., New York City time, on August 9, 2004, or such later date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company (such date and time of delivery and payment for the Firm Securities being referred to herein as the "FIRST DELIVERY DATE"). Delivery of the Firm Securities by the Company shall be made to the Initial Purchasers against payment of the purchase price by the Initial Purchasers; and payment for the Firm Securities by the Initial Purchasers shall be made against delivery to the Initial Purchasers of the Firm Securities as set forth below and effected either by wire transfer of immediately available funds to an account with a bank in The City of New York, the account number and the ABA number for such bank to be provided by the Company to the Representatives at least two business days in advance of the First Delivery Date, or by such other manner of payment as may be agreed by the Company and the Representatives.

                  (b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants the option to the Initial Purchasers to purchase, severally and not jointly, the Option Securities at the same purchase price as the Initial Purchasers will pay for the Firm Securities and the principal amount of the Option Securities to be sold to each Initial Purchaser will be that principal amount which bears the same ratio to the aggregate principal amount of Option Securities being purchased as the principal amount of Firm Securities set forth opposite the name of such Initial Purchaser in
      Schedule 1 hereto (or such number increased as set forth in Section 8). The option may be exercised in whole or in part at any time and from time to time not more than 13 days subsequent to the date of this Agreement upon notice in writing or by facsimile by Lehman Brothers Inc., on behalf of itself and the other Initial Purchasers, to the Company setting forth the amount (which shall be an integral multiple of $1,000 principal amount) of Option Securities as to which such option is being exercised.

                  The date for the delivery of and payment for the Option Securities, being herein referred to as an "OPTION DELIVERY DATE", which may be the First Delivery Date (the First Delivery Date and the Option Delivery Date, if any, being referred to as a "DELIVERY DATE"), shall be determined by the Representatives but shall not be later than five full business days after written notice of election to purchase Option Securities is given. Delivery of the Option Securities by the Company shall be made to the Initial Purchasers against payment of the purchase price therefor by the Initial Purchasers; and payment for the Option Securities by the Initial Purchasers shall be made against delivery to the Initial Purchasers of the Option Security as set forth below and effected either by wire transfer of immediately available funds to an account with a bank in The City of New York, the account number and the ABA number for such bank to be provided by the Company to the Representatives at least two business days in advance of the Option Delivery Date, or by such other manner of payment as may be agreed by the Company and the Representatives.

                  (c) The Company will deliver against payment of the purchase price the Securities initially sold to qualified institutional buyers ("QIBs"), as defined in Rule 144A under the Securities Act ("RULE 144A"), in the form of one or more permanent global certificates (the "GLOBAL SECURITIES"), registered in the name of Cede & Co., as nominee for The Depository Trust Company ("DTC"). Beneficial interests in the Securities initially sold to QIBs will be shown on, and transfers thereof will be effected only through, records maintained in book-entry form by DTC and its participants. The Global Securities will be made available, at the request of any Initial Purchaser, for checking at least 24 hours prior to such Delivery Date.

                  (d) Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of each Initial Purchaser hereunder.

            3. Further Agreements of the Company. The Company agrees:

                  (a) To prepare the Offering Memorandum in a form approved by Lehman Brothers Inc.;

                  (b) To advise the Initial Purchasers promptly of any proposal to amend or supplement the Offering Memorandum and not to effect any such amendment or supplement without the consent of the Representatives. If, at any time prior to completion of the resale of the Securities by the Initial Purchasers, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Offering Memorandum in order that the Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, to promptly notify the Initial Purchasers and prepare, subject to the first sentence of this Section 3(b), such amendment or supplement as may be necessary to correct such untrue statement or omission;

                  (c) To furnish promptly to the Initial Purchasers and to Sullivan & Cromwell LLP, counsel to the Initial Purchasers, copies of the Preliminary Offering Memorandum and the Offering Memorandum (and all amendments and supplements thereto), as soon as available and in such quantities as the Initial Purchasers reasonably request for internal use and for distribution to prospective purchasers. The Company will pay the expenses of printing and distributing to the Initial Purchasers all such documents;

                  (d) Promptly from time to time, to take such action as Lehman Brothers Inc. may reasonably request, to qualify the Securities and the Conversion Shares for offering and sale under the securities laws of such United States jurisdictions as Lehman Brothers Inc. may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the resale of the Securities; provided that, in connection therewith, the Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process or taxation in any jurisdiction in which the Company is not already so qualified or was not so subject;

                  (e) For a period of two years following the First Delivery Date, to furnish to the Initial Purchasers upon request copies of all materials furnished by the Company to its shareholders and all public reports and all reports and financial statements furnished by the Company to the principal national securities exchange upon which the Securities or Common Stock may be listed pursuant to requirements of or agreements with such exchange or to the Commission pursuant to the Exchange Act; provided, however, that the Company shall not be required to provide the Initial Purchasers with any such reports or similar forms that have been filed with the Commission by electronic submission pursuant to EDGAR;

                  (f) For a period of 90 days from the date hereof, not to, directly or indirectly, (1) announce an offering of, or file any registration statement with the Commission relating to, debt or equity securities of the Company (other than the offering contemplated by this Agreement) or offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition or purchase by any person at any time in the future of) any debt or equity securities of the Company (other than the Securities), any securities convertible into or exchangeable for Common Stock or substantially similar securities (other than the Securities, the Conversion Shares and Common Stock to be issued in the ordinary course under the Company's employee benefit plans, qualified stock option plans or other employee compensation plans existing on the date hereof or pursuant to currently outstanding options, warrants or rights) or sell or grant options, warrants or rights with respect to any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than the grant of options, warrants or rights pursuant to option or other employee compensation plans existing on the date hereof) or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, without the prior written consent of Lehman Brothers Inc. on behalf of the Initial Purchasers; and to cause each executive officer and director of the Company to furnish to the Initial Purchasers, on or prior to the date hereof, a letter substantially in the form of Annex B hereto;

                  (g) To assist the Initial Purchasers in arranging to cause the Securities to be accepted to trade in the PORTAL market ("PORTAL") of the National Association of Securities Dealers, Inc. ("NASD") and clearance and settlement through the facilities of DTC;

                  (h) To use its commercially reasonable best efforts to have the Conversion Shares approved by the National Market of the National Association of Securities Dealers, Inc. (the "NASDAQ NATIONAL MARKET") for listing prior to the effectiveness of the Registration Statement, if such approval is required in order for the Conversion Shares to be listed on the NASDAQ National Market;

                  (i) Not to take, directly or indirectly, any action which is designed to stabilize or manipulate, or which constitutes or which might reasonably be expected to cause or result in stabilization or manipulation, of the price of any security of the Company in connection with the offering of the Securities;

                  (j) To apply the proceeds from the sale of the Securities as set forth under "Use of Proceeds" in the Offering Memorandum;

                  (k) For so long as any of the Securities are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, to provide to any holder of the Securities or to any prospective purchaser of the Securities designated by any holder, upon request of such holder or prospective purchaser, information required to be provided by Rule 144A(d)(4) of the Securities Act if, at the time of such request, the Company is not subject to the reporting requirements under Section 13 or 15(d) of the Exchange Act;

                  (l) During the period of two years after the First Delivery Date or, if later, the Option Delivery Date, the Company will not, and will not permit any of its "affiliates" (as defined in Rule 144 under the Securities Act) to, resell any of the Securities which constitute "restricted securities" under Rule 144 that have been reacquired by any of them;

                  (m) To ensure that each of the Securities and the Conversion Shares will bear, to the extent applicable, the legend contained in the Offering Memorandum under the caption "Notice to Investors" for the time period and upon the other terms stated therein, except after the Securities are resold pursuant to a registration statement effective under the Securities Act;

                  (n) Except following the effectiveness of the Registration Statement, not to, and will cause its respective Affiliates not to, solicit any offer to buy or offer to sell the Securities by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act;

                  (o) Not to, and will cause its respective affiliates not to, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any "security" (as defined in the Securities Act) in a transaction that could be integrated with the sale of the Securities in a manner that would require the registration under the Securities Act of the Securities; and

            4. Expenses. The Company agrees to pay the following expenses, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated:

                  (a) the costs incident to the authorization, issuance, sale and delivery of the Securities and the Conversion Shares and any taxes payable in that connection;

                  (b) the costs incident to the preparation, printing and distribution of the Preliminary Offering Memorandum, the Offering Memorandum and any amendment or supplement to the Offering Memorandum, all as provided in this Agreement;

                  (c) the costs of producing and distributing the Transaction Documents;

                  (d) the costs of producing and distributing this agreement to members of the underwriting syndicate and selling group by mail, telex or other means of communication;

                  (e) the filing fees incident to securing the review by the NASD of the terms of sale of the Securities and any applicable listing or other fees, including all expenses and fees in connection with the application for inclusion of the Conversion Shares on the NASDAQ National Market;

                  (f) the fees and expenses of qualifying the Securities and the Conversion Shares under the securities laws of the several jurisdictions as provided in Section 3(d) and of preparing, printing and distributing a U.S. Blue Sky memorandum (including related fees and expenses of counsel to the Initial Purchasers);

                  (g) all reasonable costs and expenses incident to the preparation of the "road show" presentation or comparable marketing materials and the road show travelling expenses of the Company in connection with the offering of the Securities;

                  (h) all fees and expenses incurred in connection with any rating of the Securities;

                  (i) the fees and expenses (including fees and disbursements of counsel, if applicable) of Company, the Accountants, the Trustee and the costs and charges of any registrar, transfer agent, paying agent or conversion agent under the Indenture;

                  (j) the fees and expenses (including fees and disbursements of counsel) of the Company in connection with approval of the Securities by DTC for "book-entry" transfer;

                  (k) all expenses and fees in connection with the application for inclusion of the Securities in the PORTAL market; and

                  (l) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement;

provided that, except as provided in this Section 4 and in Section 10, the Initial Purchasers shall pay their own costs and expenses, including the costs and expenses of their counsel.

            5. Conditions of the Initial Purchasers' Obligations. The several obligations of the Initial Purchasers hereunder are subject to the accuracy, when made and on the applicable Delivery Date, of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

                  (a) No Initial Purchaser shall have discovered and disclosed to the Company prior to or on such Delivery Date that the Offering Memorandum or any amendment or supplement thereto, in the opinion of Sullivan & Cromwell LLP, counsel to the Initial Purchasers, contains an untrue statement of any material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (b) Proskauer Rose LLP, counsel to the Company, shall have furnished to the Initial Purchasers its written opinion addressed to the Representatives and dated such Delivery Date, in form and substance reasonably satisfactory to the Initial Purchasers, substantially in the form of Exhibit 1 hereto.

                  (c) Michael Ettinger, General Counsel of the Company shall have furnished to the Initial Purchasers his written opinion addressed to the Representatives and dated such Delivery Date, in form and substance reasonably satisfactory to the Initial Purchasers, substantially in the form of Exhibit 2 hereto.

                  (d) Sullivan & Cromwell LLP shall have furnished to the Initial Purchasers its written opinion, as counsel to the Initial Purchasers, addressed to the Representatives and dated such Delivery Date, in form and substance reasonably satisfactory to the Initial Purchasers.

                  (e) At the time of execution of this Agreement, the Initial Purchasers shall have received from Accountants a letter or letters, in form and substance reasonably satisfactory to the Initial Purchasers, addressed to the Representatives and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Offering Memorandum, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants' "comfort letters" to initial purchasers in connection with registered public offerings.

                  (f) With respect to the letter of the Accountants referred to in the preceding paragraph and delivered to the Initial Purchasers concurrently with the execution of this Agreement (the "INITIAL COMFORT LETTER"), the Company shall have furnished to the Initial Purchasers a letter (the "BRING-DOWN COMFORT LETTER") of such accountants, addressed to the Representatives and dated such Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii)stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Offering Memorandum, as of a date not more than five days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letters and (iii) confirming in all material respects the conclusions and findings set forth in the initial letters.

                  (g) The Company shall have furnished to the Initial Purchasers a certificate, dated the applicable Delivery Date, of its chief executive officer and its chief financial officer, in form and substance reasonably satisfactory to the Initial Purchasers, stating that:

                        (i) the representations, warranties and agreements of
            the Company in Section 1 of this Agreement are true and correct in all material respect as of such Delivery Date; and the Company has complied in all material respects with all its agreements contained herein to be performed prior to or on such Delivery Date and the conditions set forth in Sections 5(m) and (n) have been fulfilled;

                        (ii) since the respective dates as of which information
            is given in the Offering Memorandum, other than as set forth in the Offering Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (A) there has not occurred any change or any development that might have a Material Adverse Effect, (B) there has not been any change in the capital stock, the short-term debt, or the long-term debt of the Company or any of its subsidiaries that might have a Material Adverse Effect,
            (C) neither the Company nor any of its subsidiaries has incurred any material liability or obligation, direct or contingent outside of the ordinary course of business, (D) a Material Loss has not occurred, (E) the Company has not declared or paid any dividend on its capital stock, except for dividends declared in the ordinary course of business and consistent with past practice, and (F) except as set forth in the Offering Memorandum, neither the Company nor any of its subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) material to the Company and its subsidiaries taken as a whole; and

                        (iii) each such officer has carefully examined the
            Offering Memorandum and, in such officer's opinion (A) the Offering Memorandum, as of its date and the applicable Delivery Date, did not and does not include any untrue statement of a material fact and did not and does not omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (B) since the date of the Offering Memorandum, no event has occurred which should have been set forth in a supplement or amendment to the Offering Memorandum.

                  (h) The Indenture (in form and substance reasonably satisfactory to the Initial Purchasers) shall have been duly executed and delivered by the Company and the Trustee, and the Securities shall have been duly executed and delivered by the Company and duly authenticated by the Trustee.

                  (i) The Company and the Representatives shall have executed and delivered the Registration Rights Agreement (in form and substance satisfactory to the Initial Purchasers), and the Registration Rights Agreement shall be in full force and effect.

                  (j) The Initial Purchasers shall have received from each executive officer and director of the Company an executed lock-up letter agreement contemplated by Section 3(f) hereof.

                  (k) The NASD shall have accepted the Securities for trading on PORTAL and the Securities shall be eligible for clearance and settlement through DTC.

                  (l) Subsequent to the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Company's debt securities or preferred stock by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Securities Act and
      (ii) no such organization shall have publicly announced or informed the Company that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities or preferred stock.

                  (m) Subsequent to the execution and delivery of this Agreement, there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or the NASDAQ or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities of the United States, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States, there shall have been a declaration of a national emergency or war by the United States or there shall have occurred any other substantial, national or international calamity or crisis, (iv) there shall have occurred such a material adverse change in general domestic or international economic, political or financial conditions, including without limitation as a result of terrorist activities, or the effect of international conditions on the financial markets in the United States shall be such, as to make it, in the judgment of Lehman Brothers Inc., impracticable or inadvisable to proceed with the public offering or delivery of the

      Securities being delivered on such Delivery Date on the terms and in the manner contemplated in the Offering Memorandum.

                  (n) The Company shall have furnished to the Initial Purchasers such further information, certificates and documents as the Initial Purchasers may reasonably request to evidence compliance with the conditions set forth in this Section 5.

            All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel to the Initial Purchasers.

            6. Representations, Warranties and Agreements of Initial Purchasers.

                  (a) Each Initial Purchaser represents and warrants to, severally and not jointly, and agrees with the Company that it (i) is purchasing the Securities pursuant to a private sale exempt from registration under the Securities Act without the intent to distribute the Securities in violation of the Securities Act or the securities laws on any state of the United States or any other applicable jurisdiction, (ii) has not and will not solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act, and (iii) will solicit offers for the Securities only from, and will offer, sell or deliver the Securities, as part of its initial offering, only to persons whom it reasonably believe to be QIBs, or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to it that each such account is a QIB, to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A in transactions under Rule 144A.

                  (b) Each Initial Purchaser, severally and not jointly, represents, warrants and agrees with respect to offers and sales of Securities outside the United States that it understands that no action has been or will be taken in any jurisdiction by the Company that would permit a public offering of the Securities, or possession or distribution of either the Preliminary Memorandum or the Memorandum or any other offering or publicity material relating to the Securities, in any country or jurisdiction where action for that purpose is required; and such Initial Purchaser will comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers Securities or has in its possession or distributes either the Preliminary Memorandum or the Offering Memorandum or any such other material, in all cases at its own expense.

                  (c) Each Initial Purchaser acknowledges and agrees that the Company and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Section 4(c) and 4(d), counsel for the Company may rely upon the accuracy of the representation and warranties of the Initial Purchasers, and compliance by the Initial Purchasers with their agreements and each Initial Purchaser hereby consents to such reliance.

            7. Indemnification and Contribution.

                  (a) The Company shall indemnify and hold harmless each Initial Purchaser, its directors, officers and employees and each person, if any, who controls any Initial Purchaser within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of the Securities), to which that Initial Purchaser, director, officer, employee or controlling person may become subject, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any (A) Preliminary Offering Memorandum, the Offering Memorandum or in any amendment or supplement thereto or (B) any blue sky application or other document prepared or executed by the Company (or based upon any written information furnished by the Company) filed in any jurisdiction specifically for the purpose of qualifying any or all of the Securities under the securities laws of any state or other jurisdiction (such application, document or information being hereinafter called a "BLUE SKY APPLICATION"), or (ii) the omission or alleged omission to state in the Preliminary Offering Memorandum, the Offering Memorandum or in any amendment or supplement thereto, in any Blue Sky Application any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with the written information concerning such Initial Purchaser furnished to the Company through Lehman Brothers Inc. by or on behalf of any Initial Purchaser specifically for inclusion therein which information consists solely of the information specified in Section 7(e). The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Initial Purchaser or to any director, officer, employee or controlling person of that Initial Purchaser.

                  (b) Each Initial Purchaser, severally and not jointly, shall indemnify and hold harmless the Company, its directors, officers and employees and each person, if any, who controls the Company within the meaning of the Securities Act from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon,
      (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Memorandum or the Offering Memorandum or in any amendment or supplement thereto, or in any Blue Sky Application or (ii) the omission or alleged omission to state in any Preliminary Offering Memorandum or the Offering Memorandum or in any amendment or supplement thereto or in any Blue Sky Application, any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with the written information concerning such Initial Purchaser furnished to the Company through Lehman Brothers Inc. by or on behalf of that Initial Purchaser specifically for inclusion therein and set forth in
      Section 7(e), and shall reimburse the Company and any such director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by the Company or any such director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which any Initial Purchaser may otherwise have to the Company or any such director, officer, employee or controlling person.

                  (c) Promptly after receipt by an indemnified party under this
      Section 7 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this
      Section 7 except to the extent it has been materially prejudiced by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 7. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that (i) if the Initial Purchasers are the indemnified parties, they shall have the right to employ separate counsel to represent jointly the Initial Purchasers and their respective officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Initial Purchasers against the Company under this Section 7 if, in the reasonable judgment of such Initial Purchasers it is advisable for such Initial Purchasers and such officers, employees and controlling persons to be jointly represented by separate counsel, and in that event the fees and expenses of such separate counsel shall be paid by the Company and (ii) an indemnified party shall have the right to employ separate counsel and be reimbursed for such costs in accordance with the provisions of this Section 7 in the event that (A) the indemnified person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying person; or (B) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying person and the indemnified person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. No indemnifying party shall, (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any statement as to any admission of fault, culpability of failure to act by or on behalf of any indemnified person, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

                  (d) If the indemnification provided for in this Section 7 shall for any reason be unavailable or insufficient to hold harmless an indemnified party under Section 7(a) or 7(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchasers on the other from the offering of the Securities, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Initial Purchasers on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Initial Purchasers on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities purchased under this Agreement (before deducting expenses) received by the Company on the one hand, and the total discounts and commissions received by the Initial Purchasers with respect to the Securities purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the Securities under this Agreement. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Initial Purchasers, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Initial Purchasers agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were to be determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section shall be deemed to include, for purposes of this Section 7(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities resold by it in the initial placement of such Securities were offered to investors exceeds the amount of any damages which such Initial Purchaser has otherwise paid or become liable by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers' obligations to contribute as provided in this
      Section 8(d) are several in proportion to their respective obligations and not joint.

                  (e) The Initial Purchasers severally confirm, and the Company acknowledges, that the statements with respect to the offering of the Securities by the Initial Purchasers that appear (i) in the first sentence of the third paragraph after the first use of the word "and" in such first sentence (concerning resales of the Securities by the Initial Purchasers),
      (ii) in the second sentence of the third paragraph (concerning resales of the Securities by the Initial Purchasers), (iii) in the eighth paragraph (concerning stabilization and short positions by the Initial Purchasers) and (iv) in the third sentence of the ninth paragraph (concerning market-making by the Initial Purchasers), each under the caption "Plan of Distribution" in the Offering Memorandum are correct and constitute the only information concerning the Initial Purchasers furnished in writing to the Company by or on behalf of the Initial Purchasers specifically for inclusion in the Offering Memorandum.

            8. Defaulting Initial Purchasers. If, on the applicable Delivery Date, any Initial Purchaser defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Initial Purchaser shall be obligated to purchase the principal amount of Firm Securities which the defaulting Initial Purchaser agreed but failed to purchase on such Delivery Date; provided, however, that the remaining non-defaulting Initial Purchaser shall not be obligated to purchase any of the Firm Securities on such Delivery Date if the aggregate principal amount of Firm Securities which the defaulting Initial Purchaser agreed but failed to purchase on such date exceeds 9.09% of the aggregate principal amount of Firm Securities to be purchased on such Delivery Date, and any remaining non-defaulting Initial Purchaser shall not be obligated to purchase more than 110% of the aggregate principal amount of Firm Securities which it agreed to purchase on such Delivery Date pursuant to the terms of Section 2. If the foregoing maximums are exceeded, you shall have the right, within 48 hours thereafter, to make arrangements with the non-defaulting Initial Purchaser, or those other purchasers satisfactory to the non-defaulting Initial Purchaser who so agree, to purchase, in such proportion as may be agreed upon among them, the aggregate principal amount of Firm Securities to be purchased on such Delivery Date. The remaining Initial Purchaser shall have the option, but not the obligation, to elect to purchase the Firm Securities. If, within such 48 hour time period, the remaining Initial Purchaser or other purchasers satisfactory to the non-defaulting Initial Purchaser do not elect to purchase on such Delivery Date the aggregate principal amount of Firm Securities which the defaulting Initial Purchaser agreed but failed to purchase on such Delivery Date, this Agreement (or, with respect to the Option Delivery Date, the obligation of the Initial Purchasers to purchase, and of the Company to sell, the Option Securities) shall terminate without liability on the part of any non-defaulting Initial Purchaser or the Company, except that the Company will continue to be liable for the payment of expenses to the extent set forth in Sections 4 and 10. As used in this Agreement, the term "Initial Purchaser" includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule 1 hereto who, pursuant to this Section 8, purchases those Firm Securities which a defaulting Initial Purchaser agreed but failed to purchase.

            Nothing contained herein shall relieve a defaulting Initial Purchaser of any liability it may have to the Company for damages caused by its default. If other purchasers are obligated or agree to purchase the Securities of a defaulting or withdrawing Initial Purchaser, either Lehman Brothers Inc. or the Company may postpone the applicable Delivery Date for up to seven full business days in order to effect any changes that, in the opinion of counsel to the Company or counsel to the Initial Purchasers, may be necessary in the Offering Memorandum or in any other document or arrangement.

            9. Termination. The obligations of the Initial Purchasers hereunder may be terminated by the Initial Purchasers by notice given to and received by the Company prior to delivery of and payment for the Securities if, prior to that time, any of the events described in Sections 5(m), 5(n) or 5(o) shall have occurred or if the Initial Purchasers shall decline to purchase the Firm Securities for any reason permitted under this Agreement.

            10. Reimbursement of Initial Purchasers' Expenses. If (a) the Company fails to tender the Securities for delivery to the Initial Purchasers by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed, or because any other condition of the Initial Purchasers' obligations hereunder required to be fulfilled by the Company is not fulfilled or (b) the Initial Purchasers decline to purchase the Securities for any reason permitted under this Agreement (including the termination of this Agreement pursuant to Section 9), the Company shall reimburse the Initial Purchasers for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) incurred by the Initial Purchasers in connection with this Agreement and the proposed purchase of the Securities, and upon demand the Company shall pay the full amount thereof to the Initial Purchasers. If this Agreement is terminated pursuant to Section 8 by reason of the default of one or more Initial Purchasers, the Company will not be obligated to reimburse any defaulting Initial Purchasers on account of any expenses incurred.

            11. Notices, Etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

                  (a) if to the Initial Purchasers, shall be delivered or sent by mail, telex or facsimile transmission to Lehman Brothers Inc., 745 7th Avenue, New York, New York 10019, Attention: Jed Brody (Fax: 646-758-3529;
      Telephone: 212-526-2206),
      and to J.P. Morgan Securities Inc., 277 Park Avenue, New York, New York 10172, Attention: Paul O'Hern (Fax: 212-622-6037; Telephone: 212-622-5602)
      with a copy, in the case of any notice pursuant to Section 7(c), to the Director of Litigation, Office of the General Counsel, Lehman Brothers Inc., 399 Park Avenue, 10th Floor, New York, New York 10022, with a copy, in the case of any notice pursuant to Section 7(c), to J.P. Morgan Securities Inc., 277 Park Avenue, New York, New York 10172, Attention:
      Robert Vincent;

            with a copy to Sullivan & Cromwell LLP, 125 Broad Street, New York, New York 10004, Attention: Robert W. Downes (Fax: 212-558-3588; Telephone:
      212-558-4312);

                  (b) if to the Company, shall be delivered or sent by mail, telex or facsimile transmission to it at Henry Schein, Inc., 135 Duryea Road, Melville, New York 17747, Attention: Michael Ettinger, General Counsel (Fax: 631-843-5658, Telephone: 631-843-5993);

            with a copy to Proskauer Rose LLP, 1585 Broadway, New York, NY 10036, Attention: Julie M. Allen, Esq. (Fax: 212-969-2900, Telephone:
      212-969-3295);

provided, however, that any notice to an Initial Purchaser pursuant to Section 7(c) shall be delivered or sent by mail, telex or facsimile transmission to each Initial Purchaser, which address will be supplied to any other party hereto by Lehman Brothers Inc. upon request. Any such statements, requests, notices or agreements will take effect at the time of receipt thereof. The Company will be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Initial Purchasers by Lehman Brothers Inc. on behalf of the Initial Purchasers.

            12. Persons Entitled to Benefit of Agreement. This Agreement will inure to the benefit of and be binding upon the Initial Purchasers, the Company and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Company contained in this Agreement will also be deemed to be for the benefit of the officers and employees of the Initial Purchasers and the person or persons, if any, who control the Initial Purchasers within the meaning of Section 15 of the Securities Act and (B) any indemnity agreement of the Initial Purchasers contained in Section 7(b) of this Agreement will be deemed to be for the benefit of directors, officers and employees of the Company and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 12, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of the Securities shall be deemed to be a successor merely by reason of such purchase.

            13. Survival. The respective indemnities, representations, warranties and agreements of the Company and the Initial Purchasers contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, will survive the delivery of and payment for the Securities and will remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any of them or any person controlling any of them.

            14. Definition of the Term "Business Day". For purposes of this Agreement, "BUSINESS DAY" means any day on which the New York Stock Exchange, Inc. is open for trading.

            15. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

            16. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

            17. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

            If the foregoing correctly sets forth the agreement between the Company and the Initial Purchasers, please indicate your acceptance in the space provided for that purpose below.

                                             Very truly yours,

                                             HENRY SCHEIN, INC.

                                             By: _______________________________
                                                 Name:
                                                 Title:

Accepted and agreed by:

LEHMAN BROTHERS INC.

By: _________________________
    Authorized Representative

J.P. MORGAN SECURITIES INC.

By: _________________________
    Authorized Representative

As Representatives of the Initial Purchasers

                                                                      SCHEDULE 1

                                        AGGREGATE PRINCIPAL AMOUNT
                                         OF FIRM SECURITIES TO BE
INITIAL PURCHASER                                PURCHASED
-----------------                       --------------------------
Lehman Brothers Inc. ..............             $ 80,001,000
J.P. Morgan Securities Inc. .......             $ 80,000,000
Robert W. Baird & Co. Inc. ........             $ 13,333,000
William Blair & Company, LLC ......             $ 13,333,000
Morgan Stanley & Co. Inc. .........             $ 13,333,000
                                                ============
         Total.....................             $200,000,000

                                                                         ANNEX A

                     [FORM OF REGISTRATION RIGHTS AGREEMENT]

                                                                         ANNEX B

                            LOCK-UP LETTER AGREEMENT

LEHMAN BROTHERS INC.
J.P. MORGAN SECURITIES INC.
as representatives of the initial purchasers
c/o Lehman Brothers Inc.
745 Seventh Avenue
New York, New York 10019
Dear Ladies and Gentlemen:

      The undersigned understands that you and certain other firms propose to enter into a purchase agreement (the "PURCHASE AGREEMENT") providing for the purchase by you and such other firms (the "INITIAL PURCHASERS") of 3.00% Convertible Contingent Senior Notes due 2034 (the "SECURITIES") of Henry Schein, Inc., a Delaware corporation (the "COMPANY"), which are convertible into fully paid, nonassessable shares of common stock of the Company, par value $0.01 per share (the "COMMON STOCK"), and that the Initial Purchasers propose to reoffer the Securities to certain qualified institutional buyers under Rule 144A of the Securities Act of 1933, as amended (the "OFFERING").

      In consideration of the execution of the Purchase Agreement by the Representatives, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of Lehman Brothers Inc., on behalf of the Initial Purchasers, the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future
of) any Relevant Security (as defined below) or sell or grant options, warrants or rights with respect to any Relevant Security or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of a Relevant Security, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of a Relevant Security or other securities, in cash or otherwise, for a period of 90 days after the date of the final Offering Memorandum relating to the Offering. [Anything contained herein to the contrary notwithstanding, after 30 days after the date of the final Offering Memorandum relating to the Offering, the undersigned shall not be subject to any restrictions hereunder, including, but not limited to, the restrictions contained in paragraphs (1) and (2) above, with respect to [insert number of shares equal to 15% of the total amount of the shares of Common Stock beneficially owned by the undersigned on the date for which ownership is expressed in the Company's proxy statement for its 2004 Annual Meeting of Stockholders] shares of Common Stock (the "THRESHOLD RESTRICTIONS").]1 As used herein, "RELEVANT SECURITY" shall mean the Common Stock or any other substantially similar security and any security convertible into, or exercisable or exchangeable for, the Common Stock or any substantially similar security.

--------------
1     Exception will not apply to Stanley M. Bergman.

      In furtherance of the foregoing, the Company and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

      Notwithstanding the foregoing, the undersigned may (1) transfer Relevant Securities by bona fide gift, will or intestate succession, provided that each resulting transferee delivers to you an agreement satisfactory to you certifying that such transferee is bound by the terms of this Agreement [and such transfer pursuant to this clause (1) may be made without regard to the Threshold Restrictions] and (2) make cash exercises of stock options, provided that, the shares of Common Stock received upon such exercise shall be subject to the terms of this Agreement[, including the Threshold Restrictions].

      The undersigned understands that the Company and the Initial Purchasers will proceed with the Offering in reliance on this Lock-Up Letter Agreement. Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to a Purchase Agreement, the terms of which are subject to negotiation between the Company and the Initial Purchasers. In addition, it is understood that, if the Company notifies you that it does not intend to proceed with the Offering, if the Purchase Agreement is not executed, or if the Purchase Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Securities, the undersigned will be released from its obligations under this Lock-Up Letter Agreement.

      This Agreement shall be governed by, and construed in accordance with, the laws of New York.

      The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

                                         Very truly yours,

                                         By: ______________________________
                                         Name:
                                         Title:

Dated: August __, 2004